UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14 INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ACORDA THERAPEUTICS, INC.

2 Blue Hill Plaza, 3rd Floor, Pearl River, New York 10965

April 27, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Acorda Therapeutics, Inc., which will be held at the Hilton Pearl River, 500 Veterans Memorial Drive, Pearl River, New York 10965, commencing at 9:00 a.m., local time, on Thursday, June 22, 2023.

We are proceeding under the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. We believe that this electronic proxy process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about April 27, 2023, we will commence sending a Notice of Annual Meeting and Internet Availability to our stockholders along with instructions on how to access our 2023 Proxy Statement and 2022 Annual Report and authorize a proxy to vote your shares online.

Matters to be considered and voted on at the Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible by authorizing a proxy over the Internet or by telephone as described in the enclosed materials so that your shares will be represented at the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to meeting you on June 22, 2023 and we appreciate your investment in our company.

Sincerely,
/s/ Ron Cohen
Ron Cohen, M.D.
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:00 a.m., local time, on Thursday, June 22, 2023
Place:	Hilton Pearl River, 500 Veterans Memorial Drive, Pearl River, New York 10965
Matters of Business:	(1)

To elect two directors as Class III directors, to serve on the board of directors, each for a three-year term expiring on the date of our 2026 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.

	(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
	(3)	An advisory vote to approve the compensation of our Named Executive Officers.
	(4)	An advisory vote on the frequency of holding future executive compensation advisory votes every one year, two years, or three years.
	(5)	To consider such other business as may properly come before the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”).
Adjournments and Postponements:

Any action on the items of business described above may be considered at the 2023 Annual Meeting at the time and on the date specified above or at any time and date to which the 2023 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of Acorda Therapeutics, Inc. (the “Company”) as of the close of business on April 24, 2023 (the “Record Date”).
Meeting Admission:

You are entitled to attend the 2023 Annual Meeting only if you were a Company stockholder as of the close of business on the Record Date or hold a valid proxy for the 2023 Annual Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or other nominee (i.e., in street name), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent account statement dated as of or prior to April 24, 2023, a copy of the voting instruction form provided by your broker, trustee, or other nominee, or other similar evidence of ownership. If, upon request, you do not provide a valid form of government-issued photo identification or provide the other materials described above, you will not be admitted to the 2023 Annual Meeting. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

Voting:

Your vote is important. Whether or not you plan to attend the 2023 Annual Meeting, we strongly encourage you to read this Proxy Statement and submit your proxy or, if applicable, your voting instructions to your broker, trustee, or other nominee as soon as possible. If you received your proxy materials electronically, you may submit your proxy online or by telephone by following the instructions provided with the proxy materials. If you receive your proxy materials by mail, you may submit your proxy by completing, signing, dating and returning your proxy card or voting instructions form in the pre-addressed envelope provided, or by voting online or by telephone by following the instructions provided with the proxy materials.

How to Vote:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2023 Annual Meeting. FOUR EASY WAYS TO VOTE:

Please vote via one of the methods below as soon as possible to ensure that your vote is counted:

	BY PHONE **Please call 1-800-690-6903** **by June 21, 2023**
	BY SMART DEVICE Scan the barcode to the left with any smart device and follow the instructions
	BY INTERNET Visit ***www.proxyvote.com*** until June 21, 2023
	BY MAIL Sign, date and return your proxy card in the postage-paid stamped envelope provided

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting:	The Notice of Annual Meeting and the Proxy Statement for the 2023 Annual Meeting are available free of charge at www.proxyvote.com.

Annual Meeting Contingencies:

In the event that we determine it is not possible or advisable to hold the 2023 Annual Meeting at the date, time and/or location disclosed in this Proxy Statement, we will announce alternative arrangements for the meeting in a press release. Our press releases can be accessed on our corporate website free of charge at www.acorda.com, under the “News and Events” and then “Press Releases” captions. We will also post any updated information on our website under the “Investors” and then “Investor Events” captions.

By the Order of the Board of Directors
/s/ Neil S. Belloff
Neil S. Belloff General Counsel and Corporate Secretary

April 27, 2023

i

ii

PROXY STATEMENT FOR THE

2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2023

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE 2023 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:

The Board of Directors (the “Board”) of Acorda Therapeutics, Inc., a Delaware corporation (which may be referred to in this proxy statement as “we,” “us,” “our,” the “Company” or “Acorda Therapeutics”), is providing these proxy materials to you in connection with our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), which will take place on Thursday, June 22, 2023. As a stockholder on the Record Date (as defined below), you are invited to attend the 2023 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”). We are first distributing the Proxy Statement and making it available to stockholders on or about April 27, 2023.

In the event that we determine it is not possible or advisable to hold the 2023 Annual Meeting at the date, time and/or location disclosed in this Proxy Statement, we will announce alternative arrangements for the meeting in a press release. Our press releases can be accessed on our corporate website free of charge at www.acorda.com, under the “News and Events” and then “Press Releases” captions. We will also post any updated information on our website under the “Investors” and then “Investor Events” captions.

Q:	How do I request a paper copy of this Proxy Statement if I have not received one?

A:

As permitted by the Securities and Exchange Commission (the “SEC”), we are delivering our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“Annual Report”) via the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. The Notice of Annual Meeting and Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote your shares online or by telephone. If you wish to request a printed or e-mail copy of the Proxy Statement and Annual Report, you should follow the instructions included in the Notice of Annual Meeting and Internet Availability.

Q:	What information is contained in this Proxy Statement?

A:

The information included in this Proxy Statement relates to the proposals to be voted on at the 2023 Annual Meeting, the voting process, our corporate governance practices, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company’s common stock, and certain other required information.

Q:	What matters of business will be voted on at the 2023 Annual Meeting?

A:

The matters of business scheduled to be voted on at the 2023 Annual Meeting are:

•
The election of two directors as Class III directors to serve on our Board, each for a three-year term expiring on the date of our 2026 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
•
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

•
An advisory vote to approve the compensation of our Named Executive Officers, commonly referred to as a “say-on-pay” vote.
•
An advisory vote on the frequency of holding future executive compensation advisory votes every one year, two years, or three years.

We will also consider other business that properly comes before the 2023 Annual Meeting.

Q:	How does the Board recommend that I vote?

A:

The Board unanimously recommends that you vote your shares:

•
“FOR” the election of all of the nominees to the Board.
•
“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting form for the fiscal year ending December 31, 2023.
•
“FOR” the advisory vote to approve the compensation of our Named Executive Officers.
•
For a frequency of “ONE YEAR” for the advisory votes on our executive compensation.

Q:	Who is entitled to vote at the 2023 Annual Meeting?

A:

Only stockholders of record at the close of business on April 24, 2023 are entitled to vote at the 2023 Annual Meeting. We refer to this date as our “Record Date.” On the Record Date, we had 24,343,239 shares of common stock issued and outstanding.

You may vote all shares of Acorda Therapeutics common stock you own as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank.

Q:	What are the voting rights of the Company’s holders of common stock? Do Stockholders have dissenters’ or appraisal rights?

A:

Each outstanding share of the Company’s common stock owned as of the Record Date will be entitled to one vote on each matter considered at the meeting.

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to any of the proposals being voted on at the 2023 Annual Meeting and described in this Proxy Statement.

Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A:

Most of our stockholders hold their shares through a broker, trustee, or other nominee (i.e., “street name”) rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name, or as a joint holder, with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and either written proxy materials or a Notice of Annual Meeting and Internet Availability are being sent to you directly by Acorda Therapeutics. As a stockholder of record, you have the right to grant your proxy directly to us or to vote in person at the 2023 Annual Meeting.

Beneficial Owner

If your shares are held in a brokerage account or by a trustee or another nominee, such shares are considered to be held in “street name” and you are considered the beneficial owner of such shares. If you are the beneficial owner of shares of our common stock, the Notice of Annual Meeting and Internet Availability, together with a voting instruction form, are being forwarded to you by your broker, trustee, or other nominee. As a beneficial owner, you have the right to direct your broker, trustee, or other nominee how to vote and are also invited to attend the 2023 Annual Meeting as described in response to the next question.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee, or other nominee that holds your shares, giving you the right to vote the shares at the 2023 Annual Meeting. Your broker, trustee, or other nominee is responsible for providing voting instructions for you to use in directing the broker, trustee, or other nominee how to vote your shares.

Q:	How can I attend the 2023 Annual Meeting?

A:

You are entitled to attend the 2023 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2023 Annual Meeting. You will need to present a valid government-issued photo identification for admittance. A list of stockholders eligible to vote at the 2023 Annual Meeting will be available for inspection at the 2023 Annual Meeting and for a period of 10 days prior to the 2023 Annual Meeting, during regular business hours, at our principal executive office, which is located at 2 Blue Hill Plaza, Pearl River, New York 10965.

If you are not a stockholder of record but hold shares through a broker, trustee, or other nominee (i.e., in street name), you will need to provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated as of or prior to April 24, 2023, a copy of the voting instruction form provided by your broker, trustee, or other nominee, or other similar evidence of ownership. If, upon request, you do not provide a valid government-issued photo identification or the other materials described above, you will not be admitted to the 2023 Annual Meeting.

The 2023 Annual Meeting will begin promptly at 9:00 a.m., local time on June 22, 2023. Check-in will begin at 8:30 a.m., local time, and you should allow ample time for the check-in procedures. In recognition of the continuing concerns related to the COVID-19 global pandemic, we will require attendees to comply with applicable governmental health and safety requirements or guidelines.

Cameras, recording devices, and other similar electronic devices will not be permitted at the meeting.

Even if you plan to attend the 2023 Annual Meeting, we strongly encourage that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2023 Annual Meeting.

Q:	How can I vote?

A:

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2023 Annual Meeting.

If you are a stockholder of record, you may vote through one of the following means:

If you authorize a proxy to vote your shares online, you should not return your proxy card. The Notice of Annual Meeting and Internet Availability is not a proxy card or ballot.

If you hold your shares in street name, you may vote by following the instructions contained in the voting instruction form provided by your broker, trustee, or other nominee.

Q:	How are my votes cast when I return a proxy card?

A:

When you properly authorize a proxy online, by telephone or by signing a written proxy, you appoint Dr. Ron Cohen, our President and Chief Executive Officer, and Neil S. Belloff, our General Counsel and Corporate Secretary, as your representatives at the 2023 Annual Meeting. Either Dr. Cohen or Mr. Belloff will vote your shares at the 2023 Annual Meeting as you have instructed them in the proxy. Dr. Cohen and Mr. Belloff are also entitled to appoint substitutes to act on their behalf.

Q:	Can I change my vote?

A:

Yes. You may change your vote prior to the vote at the 2023 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a properly authorized new proxy with a later date by mail, telephone or online (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2023 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than June 21, 2023. Attendance at the 2023 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or other nominee, or, if you have obtained a legal proxy from your broker, trustee, or other nominee giving you the right to vote your shares, by attending the 2023 Annual Meeting and voting in person.

Q:	Who can help answer my questions?

A:

If you have any questions about the 2023 Annual Meeting or how to vote or revoke your proxy, you should contact our communications department at (914) 347-4300. You may also contact them if you need additional copies of this Proxy Statement, Annual Report, or voting materials.

Q:	How many shares must be present or represented to conduct business at the 2023 Annual Meeting?

A:

The quorum requirement for holding the 2023 Annual Meeting and transacting business is that holders of a majority of shares of Acorda Therapeutics’ common stock on the Record Date and entitled to vote must be present in person or represented by proxy at the 2023 Annual Meeting. Abstentions are counted for the purpose of determining the presence of a quorum. Broker non-votes, which are explained below under “what is a broker non-vote?”, are counted for the purpose of determining the presence of a quorum if the broker exercises voting discretion on a routine matter at the meeting.

Q:	What if a quorum is not present at the 2023 Annual Meeting?

A:

If a quorum is not present or represented at the 2023 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2023 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for 30 or more days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:	What vote is required to approve each of the proposals and how are votes counted?

A:

Regarding the election of the directors, you may vote “FOR ALL” nominees, you may “WITHHOLD ALL” authority to vote for the nominees or you may vote “FOR ALL EXCEPT” which allows you to withhold the authority to vote with respect to a particular nominee. A properly executed proxy marked “FOR ALL EXCEPT” will not be voted with respect to the nominee that you indicate, although it will be counted for purposes of determining whether there is a quorum. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2023 Annual Meeting is required to elect the two nominees to the Board. Accordingly, the nominees receiving the highest number of “FOR” votes at the 2023 Annual Meeting will be elected as directors. As further described below under Proposal One, we have a majority voting standard in uncontested elections of directors, and a director who is elected at the 2023 Annual Meeting by a plurality vote but who receives a greater number of “WITHHELD” votes than “FOR” votes must tender his or her resignation to the Board, which then will consider whether to accept the resignation. Abstentions and broker non-votes are not considered votes “FOR” any candidate or as a “WITHHELD” vote and therefore will not affect the outcome of this proposal.

Regarding the approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and the advisory vote to approve the compensation of our Named Executive Officers, you may vote “FOR” or “AGAINST” any or all of these proposals or you may “ABSTAIN” from the vote. The affirmative vote of a majority of the votes cast by the holders of all of the shares of common stock present in person or represented by proxy and voting on these proposals at the 2023 Annual Meeting is required for approval of these proposals. Because abstentions and broker non-votes are not considered votes “FOR” or “AGAINST” a proposal, they will have no effect on the outcome of these proposals.

You may vote for future advisory votes regarding the compensation of the Company's Named Executive Officers to be held every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS,” or you may “ABSTAIN” from the vote. The frequency which receives the most votes cast will be considered the preference of the Company’s stockholders. The Board will consider the outcome of this advisory vote in determining the frequency of future advisory votes on the compensation of the Company's Named Executive Officers. Abstentions and broker-non-votes will have no effect on the outcome of this proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are specified, your shares will be voted in accordance with the recommendations of the Board as described above under “How does the Board recommend that I vote?” with respect to the four proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matters that properly come before the 2023 Annual Meeting.

Q:	What is a broker non-vote?

A:

If you hold shares beneficially in street name and do not provide your broker with voting instructions, a “broker non-vote” will occur with respect to any matter on which your broker is not authorized or declines to vote without instructions from you. Under New York Stock Exchange rules that govern these issues, regardless of the exchange on which the company is listed on, brokers have the discretion to vote on matters considered to be “routine,” but not on matters considered to be “non-routine.” Under the rules and interpretations of the New York Stock Exchange, we believe the election of directors, the advisory say-on-pay vote, and the advisory vote regarding the frequency of future say-on-pay votes will be considered non-routine matters, while the ratification of the appointment of the Company’s independent registered public accounting firm will be considered a routine matter. Accordingly, brokers will not have discretionary authority to vote shares held in street name on the election of directors, the advisory say-on-pay vote and the advisory vote regarding the frequency of future say-on-pay votes. In the event you do not provide your broker with voting instructions on these matters, a broker non-vote will occur. On the other hand, brokers will have discretionary authority to vote shares held in street name on the ratification of the appointment of the Company’s independent registered public accounting firm if they have not received voting instructions from you and such shares will accordingly be considered present for purposes of determining the existence of a quorum.

If you hold your shares in street name, it is critical that you provide voting instructions to your broker for each proposal. We strongly encourage you to provide voting instructions to the organization that holds your shares to minimize the number of broker non-votes.

Q:	What happens if a nominee is unable to stand for election?

A:

If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Dr. Cohen and Mr. Belloff, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:	What happens if additional matters are presented at the 2023 Annual Meeting?

A:

Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2023 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Dr. Cohen and Mr. Belloff, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2023 Annual Meeting.

Q:	Who will serve as inspector of elections?

A:	Broadridge Financial Solutions, Inc. will tabulate votes and a representative of Broadridge will act as inspector of elections.

Q:	What does it mean if I receive more than one Notice of Annual Meeting and Internet Availability and/or set of written proxy materials?

A:

If you receive more than one Notice of Annual Meeting and Internet Availability, and/or more than one set of written proxy materials, it means your shares are not all registered or held in the same way (for example, some are registered in your name and others are registered jointly with a spouse) and are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote all proxy cards to which you are provided access. Similarly, for all shares you hold in street name, you should follow the voting instructions provided by each broker, trustee, or other nominee for the shares held on your behalf by that broker, trustee, or other nominee.

Q:	Who will bear the cost of soliciting votes for the 2023 Annual Meeting?

A:

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees. These individuals will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, trustees, nominees and fiduciaries for forwarding proxy materials to stockholders. We will reimburse such custodians, trustees, nominees and fiduciaries for their reasonable expenses in connection with this distribution.

Q:	Where can I find the voting results of the 2023 Annual Meeting?

A:

We intend to announce preliminary voting results at the 2023 Annual Meeting, and after the meeting we will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days.

Q:	What if I have questions for Acorda Therapeutics’ transfer agent?

A:

Please contact our transfer agent, at the phone number or address listed below, if you are a registered stockholder and have questions concerning stock certificates, transfers or ownership or other matters pertaining to your stock account.

By Regular Mail: By Overnight Delivery: By Telephone:

Computershare Computershare Toll Free: (800) 368-5948

P.O. Box 43006 150 Royall Street, Suite 101

Providence, RI 02940-3006 Canton, MA 02021

The Computershare stockholder website can be accessed at www.computershare.com/investor.

Q:	What is the deadline for submitting proposals for inclusion in Acorda Therapeutics’ proxy statement for the 2024 Annual Meeting of Stockholders?

A:

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2024 Annual Meeting of Stockholders, by submitting their proposals to us no later than December 29, 2023.

More information on how to submit proposals is set forth below under Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders in the Additional Information section of this Proxy Statement.

Q:

What is the deadline for submitting proposals to be presented on the floor of the 2024 Annual Meeting of Stockholders and not in Acorda Therapeutics’ proxy statement or to nominate individuals to serve as directors?

A:

A stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving us timely notice pursuant to the advance notice provisions of our Amended and Restated Bylaws (“Bylaws”). To be timely under the advance notice provisions, that notice must contain information specified in our Bylaws and be received by us at our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than February 23, 2024, and no later than March 24, 2024, unless the date of the 2024 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2023 Annual Meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, to the extent applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

More information on how to submit proposals is set forth below under Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders in the Additional Information section of this Proxy Statement. You may contact the Corporate Secretary of Acorda Therapeutics, at our principal executive office, for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board currently consists of six members and is divided into three classes. Each class holds office for a term of three years, with the terms of Classes I, II, and III, expiring at the 2024, 2025, and 2023 Annual Meetings of Stockholders, respectively. The following table sets forth information as of the date of this Proxy Statement with respect to our directors and nominees for election at the 2023 Annual Meeting. Committee memberships are described below under Committees of the Board of Directors.

Name	Age	Position(s)
Ron Cohen, M.D.	67	Class III Director/Nominee and President and Chief Executive Officer
Thomas Burns	49	Class III Director Nominee
Peder K. Jensen, M.D.	68	Class I Director
John P. Kelley	69	Class II Director
Sandra Panem, Ph.D.	76	Class II Director
Lorin J. Randall (1)	79	Class III Director
John Varian	63	Class I Director

(1) Mr. Randall will not be standing for re-election at the 2023 Annual Meeting.

This year’s nominees for director are Ron Cohen, M.D. and Thomas Burns. Dr. Cohen, currently a Class III Director, and Mr. Burns have been nominated by the Board for election as Class III directors for a three-year term expiring on the date of our 2026 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified. Mr. Randall will not be standing for re-election at the 2023 Annual Meeting.

The Nominations and Corporate Governance Committee has recommended, and the Board has nominated, Thomas Burns for election as a new Class III director. The Board conducted a search for qualified director candidates and ultimately selected Mr. Burns based on the qualifications criteria established by the Board described below and his experience in the industry, executive leadership, and business acumen. Mr. Burns was introduced to the Company by one of our independent directors. Mr. Burns is not party to any arrangement or understanding pursuant to which he has been nominated to serve on our Board. Although no decisions have been made by the Board with respect to Mr. Burns’ committee assignments if he is elected to the Board, we anticipate that he will be appointed to the Audit Committee replacing Mr. Randall, who is not standing for re-election and whose term will expire upon conclusion of the election of directors at the 2023 Annual Meeting.

If any of the candidates for election at the 2023 Annual Meeting should become unavailable for election, the shares represented by the proxies solicited for the 2023 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Dr. Cohen or Mr. Burns will not be a candidate for director at the 2023 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card or by following the online or telephone instructions if voting by internet or phone, the shares represented by proxy will be voted “FOR” the election of Dr. Cohen and Mr. Burns.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2023 Annual Meeting. However, our Bylaws incorporate a majority voting standard in uncontested elections of directors. This is an uncontested election of directors because the number of nominees does not exceed the number of directors to be elected. Under our Bylaws, in the case of uncontested elections, a nominee who is elected but receives a greater number of “WITHHELD” votes than “FOR” votes will be required to tender his or her resignation from the Board following certification of the stockholder vote. Promptly thereafter, the Nominations and Governance Committee of the Board will consider the resignation and range of possible responses and make a recommendation to the Board, which will then act on the recommendation within 90 days after the certification of the stockholder vote. Nominees who tender their resignation will not be permitted to participate in the Nominations and Governance Committee or Board discussions regarding the stockholder vote or the resignation. If applicable, we will disclose the Board’s decision-making process and decision regarding whether to accept the nominee’s resignation (and the reasons for rejecting a resignation, if applicable) in a Current Report on Form 8-K filed with the SEC within four business days following such decision.

Certain information concerning the nominees and those directors whose terms of office will continue following the 2023 Annual Meeting is set forth below.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL NOMINEES IN PROPOSAL ONE.

Nominees for Election at the 2023 Annual Meeting of Stockholders – Class III Directors

Ron Cohen, M.D. President and CEO

Ron Cohen, M.D., has served as our President and Chief Executive Officer, and as a director, since he founded the Company in 1995. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. In addition, he previously served on the board of directors of VBL Therapeutics and Dyax Corp. Dr. Cohen previously served as Chair of the board of the Biotechnology Innovation Organization (BIO), as Chair of the Emerging Companies Section of the BIO board, and as a Director and Chairman of New York Biotechnology Association (NYBA). He also previously served as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010, Dr. Cohen was named NeuroInvestment’s (now called NeuroPerspective) CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and is an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.” In 2010, Dr. Cohen was recognized by NYBA as its “The Cure Starts Here” Business Leader of the Year and was named by MM&M and PR Week as one of the top 50 health influencers of 2017. Dr. Cohen is the principal strategist in the Company’s commitment to being a fully-integrated biopharmaceutical company that is a leading innovator in neurology. His extensive knowledge of the Company and its history provides the Board with valuable perspectives to advance our business and the interests of our stockholders.

Thomas Burns Independent Director Nominee

Thomas Burns, is currently the Senior Vice President, Finance and Chief Financial Officer of XOMA Corporation, or XOMA, which he joined in August 2006. Prior to XOMA, he held multiple senior financial management positions at high-tech companies including Mattson Technology, IntruVert Networks until it was acquired by McAfee, Niku Corporation until it was acquired by Computer Associates, and Conner Technology. Mr. Burns has 25 years of experience in accounting and finance in both biotechnology and high technology companies. Mr. Burns received his Bachelor's degree from Santa Clara University and his Masters of Business Administration from Golden Gate University. As an acting Chief Financial Officer of a publicly-traded company, Mr. Burns possesses financial acumen and an understanding of financial matters and the preparation and analysis of financial statements. Our Board believes that Mr. Burns' extensive financial and leadership experience qualifies him to serve on our Board.

Director Whose Term Expires in 2023 – Class III Director
Lorin J. Randall Independent Director Audit Committee (C) N&G Committee

Lorin J. Randall has been a member of the Board since January 2006. Mr. Randall, a financial consultant, was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development-stage drug development company, from 2004 to 2006. From 2002 to 2004, Mr. Randall served as Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices that was acquired by Abbott Laboratories in 2004. From 1995 to 2001, Mr. Randall was Vice President and Chief Financial Officer of CFM Technologies, Inc., a publicly-traded manufacturer of semiconductor manufacturing equipment. He also previously served on the boards of directors of Athersys, Inc., Aurinia Pharmaceuticals Inc., and Nanosphere, Inc. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University. As a former Chief Financial Officer of a number of publicly-traded companies, Mr. Randall possesses financial acumen acquired through working experience, including an understanding of financial matters and the preparation and analysis of financial statements. The Board has determined that Mr. Randall qualifies as an audit committee financial expert. Our Board believes that Mr. Randall's extensive financial experience qualifies him to serve on our Board.

Directors Whose Term Expires in 2024 – Class I Directors

Peder K. Jensen, M.D. Independent Director Audit Committee

Peder K. Jensen, M.D., has been a member of the Board of Directors since April 2011. Dr. Jensen is currently president of Bay Way Consultants, LLC, a consulting firm he founded in 2010 that advises pharmaceutical and biotechnology companies. Dr. Jensen’s experience includes over 20 years with Schering-Plough Corporation, a global pharmaceutical company, and then Merck & Co., Inc. after the merger of Schering-Plough with Merck in 2009. During his tenure at Schering-Plough/Merck, Dr. Jensen held a number of global senior research and development positions, including Vice President Clinical Research, SPRI, Executive Vice President Worldwide Drug Development, SPRI, and most recently Corporate Senior Vice President, and General Manager, R&D for Japan and Asia/Pacific from 2006 to 2010. Dr. Jensen has more than 28 years of global drug development experience across a variety of therapeutic areas, including neurology, cardiovascular, anti-infectives, oncology and immunology. Over the course of his career, Dr. Jensen has been responsible for more than 40 new drug approvals worldwide, including in the U.S., Europe and Japan. Dr. Jensen previously served as a member of the board of directors of Five Prime Therapeutics, Inc. Dr. Jensen received his M.D. from the University of Copenhagen. Our Board believes that Dr. Jensen’s extensive global pharmaceutical experience, combined with his specific knowledge in developing new and innovative medical treatments in many different therapeutic areas, including neurology, makes him well positioned to serve on our Board and provide advice and guidance to the Company on developing and commercializing therapies for neurological disorders.

John Varian Independent Director Audit Committee

John Varian has been a member of the Board since January 2022. Mr. Varian served as Chief Executive Officer of XOMA Corporation, or XOMA, from August 2011 through December 2016 and served as a member of the board of directors of XOMA from December 2008 through May 2017. Mr. Varian previously served as Chief Operating Officer of ARYx Therapeutics, Inc. from December 2003 through August 2011. Beginning in May 2000, Mr. Varian was Chief Financial Officer of Genset S.A. in France, where he was a key member of the team negotiating Genset’s sale to Serono S.A. in 2002. From 1998 to 2000, Mr. Varian served as Senior Vice President, Finance and Administration of Elan Pharmaceuticals, Inc., joining the company as part of its acquisition of Neurex Corporation. Prior to the acquisition, he served as Neurex Corporation’s Chief Financial Officer from 1997 until 1998. From 1991 until 1997, Mr. Varian served as the VP Finance and Chief Financial Officer of Anergen Inc. Mr. Varian was an Audit Principal/Senior Manager at Ernst & Young LLP from 1987 until 1991, where he focused on life sciences. Mr. Varian currently serves on the board of directors of the Sellas Life Sciences Group, where he is Chair of its Audit Committee, and is a member of the Nominating and Governance Committee and Science Committee. Mr. Varian served as a member of the board of directors of Versartis, Inc. from March 2014 through October 2018, when it acquired Aravive, and the board of directors of Egalet Corporation from June 2018 through February 2019, when it acquired the assets of Iroko. Mr. Varian is also a member of the board of directors of AmMax Bio, Inc., a private biopharmaceutical company. Mr. Varian was also a founding committee member of Bay Bio and a former chairman of the Association of Bioscience Financial Officers International Conference. Mr. Varian holds a B.B.A. from Western Michigan University. He is a Certified Public Accountant. The Board has determined that Mr. Randall qualifies as an audit committee financial expert and believes that his public company and broad corporate and leadership experience qualifies him to serve on our Board.

Directors Whose Term Expires in 2025 – Class II Directors
John P. Kelley Independent Director Chair of the Board Compensation Committee (C)

John P. Kelley has been a member of the Board since December 2008 and was elected to serve as the non-executive Chair of the Board in November 2019. From November 2013 to April 2017, Mr. Kelley was Chief Executive Officer of Tenax Therapeutics, Inc. (formerly named Oxygen Biotherapeutics, Inc.), a company that focuses on developing products for the critical care market, where he also served as a member of the board of directors. From 2011 to 2013, Mr. Kelley was President, Chief Executive Officer, and a director of Phyxius Pharma, Inc., a privately-held development stage pharmaceutical company co-founded by Mr. Kelley in 2011 focused on developing products for use in acute care settings. Mr. Kelley became Chief Executive Officer of Tenax Therapeutics when it acquired Phyxius Pharma in 2013. Previously, Mr. Kelley was the President and Chief Operating Officer of The Medicines Company, a pharmaceutical company providing acute care hospital products worldwide, from 2004 to 2009. He also served on The Medicines Company’s board of directors from 2005 to 2009. From 2000 to 2004, Mr. Kelley held a series of positions at Aventis, a global pharmaceutical company, including Senior Vice President, Global Marketing and Medical, where he was accountable for worldwide brand management. Prior to the formation of Aventis, he held a series of positions at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals, including, from 1998 to 1999, Vice President, Commercial Director, U.S. and, from 1995 to 1998, Vice President of Marketing. Mr. Kelley received a B.A. from Wilkes University and an M.B.A. from Rockhurst University. Mr. Kelley’s extensive knowledge of the pharmaceutical industry as well as his operations and marketing experience make him well positioned to provide advice and guidance to the Company at this stage of its development. Our Board believes Mr. Kelley’s public company and broad corporate experience qualifies him to serve on our Board.

Sandra Panem, Ph.D. Independent Director Compensation Committee N&G Committee (C)

Sandra Panem, Ph.D., has been a member of the Board since 1998. She is currently a partner at Cross Atlantic Partners, which she joined in 2000. She is also currently President of NeuroNetworks Fund, a not-for-profit venture capital fund focusing on neurodisorders which she co-founded in December 2014. From 1994 to 1999, Dr. Panem was President of Vector Fund Management, the then asset management affiliate of Vector Securities International. Prior to that, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Previously, she was Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem was also a Science and Public Policy Fellow in economic studies at the Brookings Institution, and an Assistant Professor of Pathology at the University of Chicago. She received a B.S. in biochemistry and a Ph.D. in microbiology from the University of Chicago. Dr. Panem currently serves on the board of directors of BioLineRx Ltd. Dr. Panem’s experience investing in life sciences companies, and her long-standing relationship with the Company as a Board representative of one of its earliest investors, provides historical perspective on the Company and the life sciences industry. Our Board believes Dr. Panem’s broad industry and corporate experience qualifies her to serve on our Board.

Corporate Governance Guidelines and Other Governance Policies

The Board regularly evaluates all aspects of our corporate governance principles and practices, taking into consideration, among other things, recommended best practices, developing trends and practices among public companies generally as well as those at our peer companies, and stakeholder input.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines (“Guidelines”) to formally document certain Company governance principles and practices. The Guidelines cover, among other topics, director qualification and selection, the roles and responsibilities of the Board, Board and committee composition and performance, director access to management, Board and committee meeting procedures, director compensation, director and management stock ownership, leadership development, and confidentiality of stockholder voting. The Guidelines were adopted to assist the Board in the exercise of its responsibilities and to increase transparency into our corporate governance practices. The Guidelines are intended to be a component of the framework within which the Board, assisted by its committees, establishes broad corporate policies, sets the Company’s strategic direction, and oversees management’s operation of the Company’s business. These Guidelines are available on our website, www.acorda.com, under “Investors – Corporate Governance – Corporate Governance Guidelines.” Certain important aspects of the Guidelines are described below in this Proxy Statement.

Insider Trading and Anti-Hedging Policy. We have an Insider Trading Policy that is intended to ensure compliance with applicable securities laws and regulations by our officers, directors, and employees. This policy prohibits, among other things, trading in our common stock that would violate these laws and regulations, and it also imposes other restrictions such as trading blackout periods and prior notification and/or clearance requirements for trading intended to protect against inadvertent violations of these laws and regulations. This policy also prohibits officers, directors, employees, and their family members (and entities that they own or control) from engaging in any (or designating another person to engage in, on their behalf) transaction that hedges, or that is designed to hedge or offset, any decrease in the market value of our common stock, including short sales, purchases or sales of puts or calls, prepaid variable forward contracts, equity swaps, collars and exchange funds.

Stock Ownership Guidelines. The Board had previously implemented officer and director stock ownership guidelines to encourage ownership of the Company’s common stock and promote the alignment of the long-term interests of the Company’s officers and directors with the long-term interests of the Company’s stockholders. In March 2021, after concluding that a sustained decline in the market price of our common stock in recent years had made it unrealistic to expect that any covered individuals could gain compliance with the guidelines for the foreseeable future, the Board determined that the guidelines were no longer serving the purposes for which they were implemented and, accordingly, terminated the guidelines. The Board intends to evaluate appropriate stock ownership guidelines in the future and may adopt new stock ownership guidelines as circumstances warrant based on market developments.

Clawback Policy. We have a Clawback Policy providing for recovery of certain incentive compensation from an executive officer if the Company is required to restate financial statements due to misconduct of that executive officer that significantly contributes to the need for the restatement. Generally, “incentive compensation” under the policy includes compensation in any form (e.g., cash or equity compensation) that is paid or awarded or which vests in whole or in part based on the achievement of specific financial targets or goals. This Policy is discussed in further detail below in the Compensation Discussion and Analysis section of this Proxy Statement.

Code of Ethics. We have adopted a Code of Ethics (“Code of Ethics”) that applies to all our directors and officers and other employees and that is intended to meet the definition of “code of ethics” as set forth in Item 406 of Regulation S-K. Any waiver of our Code of Ethics for executive officers, senior financial officers or directors requires the express written approval of the Board or the Audit Committee. To the extent required by applicable law, we will promptly disclose any amendments to or waivers from our Code of Ethics granted to any of our senior financial officers. We intend to satisfy any disclosure requirements regarding amendments to or waivers from the Code of Ethics by posting the required disclosures on our website. Our Code of Ethics, and any such disclosures of amendments or waivers, can be accessed on our website at www.acorda.com, under “Investors – Corporate Governance – Code of Ethics.”

Board Leadership Structure

Pursuant to our Guidelines, the Board is led by one of the independent directors serving as a non-executive Chair chosen by the other directors. In this role, the non-executive Chair: (i) provides independent leadership and oversight of the Board; (ii) serves as a liaison between the Board and senior management; (iii) sets Board meeting agendas in consultation with the CEO, the Corporate Secretary and the other independent directors; (iv) presides over Board and stockholder meetings when present; (v) presides over executive sessions of the non-management directors when present and sets the agenda for such meetings; (vi) engages with stockholders when appropriate; and (vii) performs such other duties as specified in the Company’s Bylaws, the Guidelines, or as otherwise delegated from time to time by the Board.

Under the Guidelines and the Nominations and Governance Committee Charter, the Board and the Nominations and Governance Committee are responsible for evaluating the Board leadership structure at least annually based on then-current facts and circumstances, with the goal of optimizing Board performance and following sound corporate governance practices. This review of the Board leadership structure is conducted in conjunction with a broadly-scoped annual self-assessment of performance and effectiveness of the Board and all of its committees, which is managed by the Nominations and Governance Committee under its charter and our Guidelines. The Nominations and Governance Committee and Board currently intend to continue the appointment of Mr. Kelley to the non-executive Chair position, based on, among other factors, a determination that the Board has substantially benefitted from Mr. Kelley’s leadership in this role.

Risk Oversight

The Board is generally responsible for overseeing management of the various operational, financial, and legal risks faced by the Company, while Company management is generally responsible for day-to-day risk management. Particular risk management matters are brought to the Board by management in connection with the Board’s general oversight and approval of corporate matters. The Board generally administers its risk oversight function as a whole and through its Board committees. For example, in addition to regular reviews of potential areas of risk by the full Board at its meetings, the Audit Committee regularly discusses with management our major financial and compliance risk exposures, their potential impact on the Company, and our risk mitigation strategies, and participates in regular reviews of our processes to assess and manage enterprise risks. The Audit Committee works closely with senior management to review and oversee our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution, marketing and sale of our products. In addition, the Audit Committee also reviews cyber-security risks. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. The Nominations and Governance Committee monitors the effectiveness of the Guidelines. The Chair of each committee regularly reports to the full Board on their findings and brings matters that rise to the level of a material risk to the full Board. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that the Board leadership structure supports this approach.

Director Independence

The Board has determined that Dr. Jensen, Mr. Kelley, Dr. Panem, Mr. Randall, and Mr. Varian are “Independent Directors” as defined in Rule 5605(a)(2) of the Nasdaq listing rules. In addition, the Board has determined that if elected Mr. Burns would also be an “Independent Director.”

To assist the Board in determining each director’s independence in accordance with Nasdaq listing rules, pursuant to our Guidelines a director will be presumed independent unless he or she meets any of the following conditions:

•
a director who is, or within the preceding three years was, an employee of the Company;
•
a director who accepted or who has a Family Member who accepted any compensation from the Company totaling more than $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or benefits under a tax-qualified retirement plan, or non-discretionary compensation;
•
a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an Executive Officer;
•
a director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;
•
a director of the Company who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity; and
•
a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

For purposes of the Guidelines, a “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home. An “Executive Officer” means those officers covered in Rule 16a-1(f) under the Exchange Act.

Pursuant to the Guidelines, the Board annually will review all commercial and charitable relationships between the directors and the Company (as required by the Company’s Related Party Transactions Policy) to determine whether the directors meet these independence tests. If a director has a relationship with the Company that is not covered by these independence guidelines, those Company directors who satisfy such guidelines will consider the relevant circumstances and make an affirmative determination regarding whether such relationship is material or immaterial, and whether the director would therefore be considered independent under applicable legal and regulatory requirements.

Attendance at Board, Committee, and Stockholder Meetings

During 2022, the Board met 24 times excluding committee meetings, and the non-employee directors met regularly in executive sessions during the same period. All of the members of the Board attended at least 75% of all Board meetings and meetings of the committees on which they served in 2022. A majority of the directors on the Board at the time of the 2022 Annual Meeting of Stockholders attended the meeting. Pursuant to the Guidelines, each director is expected to attend all Board meetings, meetings of all committees to which he or she is appointed, and all annual meetings of stockholders, except in extenuating circumstances. While attendance in person is preferable, particularly for regularly scheduled meetings, attendance via communications equipment is acceptable when needed due to individual circumstances. Since the outbreak of the COVID-19 global pandemic, the Board has conducted its business primarily virtually through teleconferences and video conferences for purposes of compliance with governmental regulations and orders and in light of recommendations issued by health authorities.

Committees of the Board

The Board currently maintains three standing committees: an Audit Committee, a Compensation Committee, and a Nominations and Governance Committee. The following table summarizes the Committee membership.

Director	Audit Committee	Compensation Committee	Nominations and Governance Committee
Peder K. Jensen, M.D.	✓
John Kelley		C
Sandra Panem, Ph.D.		✓	C
Lorin J. Randall (1)	C		✓
John Varian	✓

✓ Member

C Chair

(1) Mr. Randall will not be standing for re-election at the 2023 Annual Meeting.

The members of the Board committees are all independent directors.

The following sections discuss the primary responsibilities of each committee of the Board. The Nominations and Governance Committee recommends committee assignments to the full Board for approval. The Guidelines advise that committee assignments reflect the expertise and interests of Board members, with the goal of ensuring that committee members have the requisite background and experience to participate fully on the committees to which they are appointed.

The Board believes that consideration should be given to rotating committee members periodically but does not believe that rotation should be mandated as a policy. The Board reviews committee memberships annually, or more frequently as circumstances warrant, with the most recent annual review occurring in the first quarter of 2022 following Mr. Varian’s election to the Board.

Audit Committee and Audit Committee Financial Experts

The Audit Committee currently consists of three members: Mr. Randall (Chair), Dr. Jensen, and Mr. Varian. Each member of the Audit Committee meets the independence requirements under the Exchange Act and Nasdaq listing standards. Mr. Randall and Mr. Varian both qualify as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. The designation of members of the Audit Committee as “audit committee financial experts” does not impose on those members any duties, obligations, or liabilities that are greater than are generally imposed on them as members of the Audit Committee and the Board, and does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or the Board. Mr. Kelley was a member of the Audit Committee until March 2022, when Mr. Varian was appointed to replace Mr. Kelley on the committee in light of Mr. Kelley’s responsibilities as Chair of the Board and also Chair of the Compensation Committee and other factors the Board deemed relevant. Although no decisions have been made by the Board with respect to Mr. Burns’ committee assignments if he is elected to the Board, we anticipate that he will be appointed to the Audit Committee replacing Mr. Randall, who is not standing for re-election and whose term will expire upon conclusion of the election of directors at the 2023 Annual Meeting. Mr. Burns would qualify as an “audit committee financial expert” as defined under the Exchange Act and Nasdaq listing standards.

The Board has adopted a written charter for the Audit Committee, which is periodically reviewed. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Audit Committee met eight times in 2022. At times, the Audit Committee meets in executive session without management or the independent auditor present.

In October 2020, the Board terminated its Compliance Committee and delegated its former responsibilities to the Audit Committee. Under its charter, the Compliance Committee was responsible for overseeing our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products. In March 2021, the Board amended the Audit Committee charter to incorporate these additional responsibilities. The Audit Committee is responsible for the following:

•
approving and retaining the independent auditors to conduct the annual audit of our books and records; and evaluating the independent auditors’ qualifications, performance, independence, and quality controls;
•
reviewing the proposed scope of audits and fees to be paid;
•
overseeing the independent auditor, including resolving disagreements with management, obtaining required reports from the independent auditor, and reviewing with the independent auditor matters such as audit problems or difficulties, internal control deficiencies, significant financial reporting issues or judgments, and the effect of regulatory and accounting initiatives or off-balance sheet structures on our financial statements;
•
reviewing and pre-approving the independent auditors’ audit and non-audit services in accordance with our pre-approval policy established by the Audit Committee;
•
reviewing our financial statements, and in the case of audited financial statements recommending them to the Board for inclusion in our Annual Report on Form 10-K;
•
coordinating the Board’s oversight of internal control over financial reporting and disclosure controls and procedures and our Code of Ethics;
•
reviewing and approving transactions between us and our directors, officers and affiliates;
•
recognizing and addressing potential prohibited non-audit services;
•
overseeing compliance with non-financial legal and regulatory requirements, including product safety and quality and the development, manufacturing, marketing, distribution and sale of our products;
•
establishing procedures for complaints received regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•
overseeing our implementation of systems and processes for receipt, retention, and treatment of compliance-related complaints;
•
overseeing our management of cyber-security and data privacy risks; and
•
overseeing internal audit functions if and when implemented.

All audit services and non-audit services to be provided to us by our independent auditor must be approved in advance by the Audit Committee in accordance with our auditor pre-approval policy, which is described below in Proposal Two in this Proxy Statement under Pre-approval Policies and Procedures.

Compensation Committee

The Compensation Committee consists of two members: Mr. Kelley (Chair) and Dr. Panem. Each member of the Compensation Committee is deemed a “non-employee director,” as defined by Rule 16b-3 of the Exchange Act and an “independent director,” as defined by the Nasdaq listing standards. The Board has adopted a written charter for the Compensation Committee, which is periodically reviewed. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Compensation Committee met three times in 2022. At times, the Compensation Committee meets in executive session without management present. There were no interlocks among any members of the Compensation Committee and any of our executive officers in 2022.

The Compensation Committee is responsible for the following:

•
overseeing and evaluating our overall compensation structure, policies and programs, and assessing whether they establish appropriate incentives and leadership development opportunities and whether they encourage unnecessary and excessive risk;
•
reviewing corporate goals relevant to the compensation for executives, including our President and Chief Executive Officer, and evaluating performance in light of those goals; and reviewing, approving and (where appropriate) recommending for the approval of the full Board the compensation arrangements for executives, including our President and Chief Executive Officer;
•
reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and approving any other compensation plans for which stockholder approval is not required;

•
administering our stock incentive plan and annual non-equity incentive compensation program;
•
in consultation with the Compensation Committee’s compensation consultant, establishing compensation policies and practices for directors for service on the Board and committees and annually reviewing and making recommendations to the full Board regarding director compensation;
•
reviewing senior management selection, overseeing succession planning, and reviewing leadership development, and reviewing whether compensation and other programs promote such development; and
•
reviewing the results of advisory votes on executive compensation and making recommendations to the Board regarding appropriate responses, as appropriate, and making recommendations to the Board on the frequency of such votes.

The Compensation Committee may request that any executive officer or employee, outside counsel, or consultant attend Compensation Committee meetings. The Compensation Committee is supported in its efforts by our Legal and Human Resources teams, to which the Compensation Committee delegates authority for certain functions. The Compensation Committee considers the President and Chief Executive Officer’s and the Chairperson’s recommendations, and the information provided by the Human Resources team in its deliberations regarding executive compensation.

The Compensation Committee engages Arnosti Consulting Inc. (“Arnosti Consulting”), an independent compensation consultant, to provide analysis and recommendations regarding our compensation programs and our executive and Board compensation. Arnosti Consulting was engaged for 2022 compensation decisions and continues to provide similar services to the Compensation Committee in 2023. Nancy Arnosti is the principal of Arnosti Consulting and she is the individual with whom the Compensation Committee works on these matters. Based on a review of relevant SEC and Nasdaq rules relating to compensation consultant independence and such other factors as the Compensation Committee deemed relevant, the Compensation Committee does not believe that any of the services provided by Arnosti Consulting raise any material conflicts of interest.

Nominations and Governance Committee

The Nominations and Governance Committee consists of two members: Dr. Panem (Chair) and Mr. Randall. Each member of the Nominations and Governance Committee is deemed an “independent director,” as defined by the Nasdaq listing standards. The Board has adopted a written charter for the Nominations and Governance Committee, which is periodically reviewed. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Nominations and Governance Committee met two times in 2022.

The Nominations and Governance Committee is responsible for the following:

•
identifying potential candidates to serve on the Board;
•
working with our General Counsel to develop and recommend to the Board a set of corporate governance principles; and from time reviewing the adequacy of such corporate governance principles;
•
overseeing an annual evaluation of the Board;
•
evaluating the composition, size, structure and practices of the Board and monitoring the independence of Board members and the overall Board composition;
•
reviewing processes relating to Board meeting schedules and agendas and for our providing information to the Board;
•
reviewing the service of Board members and executive officers on the board of directors of any other company;
•
reviewing director and officer questionnaires;
•
overseeing director education and continuing education programs;
•
evaluating stockholder proposals and making recommendations to the Board regarding any such proposals; and
•
considering and making recommendations to the Board relating to the practices, policies and performance of the Board and corporate governance.

Ad Hoc Business Development Committee

In April 2023, after considering factors such as the size of the Board, the composition of its committees, and the allocation of workload among the directors, the Board reinstated its previously dissolved Ad Hoc Business Development Committee. This committee consists of Mr. Kelley and Mr. Varian. The ad hoc Business Development Committee is responsible for overseeing the Company’s evaluation of significant business development opportunities, including, potential acquisitions, mergers, the purchase or in-license of new products or development projects, and potential out-license transactions, and making recommendations to the Board regarding such transactions.

Director Qualifications and Director Nomination Process

Qualifications for Director Candidates

The Nominations and Governance Committee is responsible for evaluating potential candidates for nomination to the Board. Director qualifications and the process for considering potential candidates are set forth in the Nominations and Governance Committee Charter and the Guidelines.

The Nominations and Governance Committee and Board will consider individuals who have distinguished records of leadership and success in their area of activity and who will make substantial contributions to the Board. We seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, healthcare, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. Accordingly, the Nominations and Governance Committee will consider, among other factors, the extent of a potential nominee’s business experience, technical expertise, or specialized skills or experience, and whether he or she, by virtue of particular experience relevant to the Company's current or future business, will add specific value as a Board member.

The Nominations and Governance Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations and Governance Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skills relevant to the issues we face or are likely to face at the time of nomination and in the future. As a result, the priorities and emphasis of the Nominations and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of the Board. However, all prospective director candidates must possess the following attributes to be recommended to the Board for nomination:

•
a commitment to integrity and ethics;
•
demonstrated leadership ability and the ability to exercise sound business judgment;
•
independence from conflict or direct economic relationship with the Company; and
•
a willingness and ability to devote the required amount of time to prepare for and attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

Also, the Nominations and Governance Committee and the Board strongly believe that we benefit from diversity in age, skills, background, and experience. Pursuant to the Guidelines, diversity is one of the factors that the Committee considers in identifying director candidates. As part of this process, the Nominations and Governance Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets, and expertise.

Other than the foregoing considerations, there are no stated minimum criteria for director candidates. The Nominations and Governance Committee will ensure that at all times, at least a majority of the members of the Board meet the definition of “Independent Director” under the Nasdaq listing rules and that director candidates also meet the specific requirements set forth in the Nasdaq listing rules and in the rules of the SEC regarding membership on committees of the Board.

In considering re-nomination criteria, the Nominations and Governance Committee reviews each director’s past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director’s qualifications and skills are consistent with the Company’s current needs and whether the director is willing to continue in service. If any member of the Board does not wish to continue in service or if the Board decides not to nominate a member for re-election, the Nominations and Governance Committee will identify the skills and experience desired in a new director candidate.

Under our Guidelines, the Board has not adopted term limits or a mandatory retirement age for directors. Arbitrary term limits and a mandatory retirement age might deprive the Company and its stockholders of the contribution of directors who have been able to develop valuable insights into the Company, its business, and its operations over time and therefore provide a valuable contribution to the Board as a whole. As an alternative to term limits and a mandatory retirement age, the Board believes that it can ensure that it continues to evolve and adopt new ideas and viewpoints through the director nomination and evaluation processes.

Board Diversity

As described above, the Company does not maintain a formal diversity policy for Board membership. However, the Board believes that the directors, considered as a group, should provide a mix of backgrounds, experience, knowledge, and abilities. Thus, as part of its annual review of Board composition, the Nominations and Governance Committee considers and discusses the extent to which the Board as a whole includes a mix of members that represent an appropriate diversity of background and experience. The following table presents our Board diversity statistics as of the date of this Proxy Statement, in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (as of April 27, 2023)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latino	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Identification and Evaluation of Director Candidates

The Nominations and Governance Committee uses a variety of methods for identifying director candidates and will evaluate them in accordance with the requirements of the Guidelines. The Nominations and Governance Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations and Governance Committee for such candidates. The Nominations and Governance Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, pursuant to the Guidelines, the Nominations and Governance Committee will also consider candidates recommended by stockholders.

The Nominations and Governance Committee periodically assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified as a potential director candidate, the Nominations and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board’s own knowledge of the prospective director candidate, and whether based on the information then known the prospective director candidate could satisfy the criteria established by the Nominations and Governance Committee. The Nominations and Governance Committee then decides whether to do a comprehensive evaluation of a prospective director candidate. After completing its evaluation, the Nominations and Governance Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers the recommendation of the Nominations and Governance Committee and considers and evaluates the nominee.

The Nominations and Corporate Governance Committee has recommended, and the Board has nominated, Thomas Burns for election as a new Class III director. The Board conducted a search for qualified director candidates and ultimately selected Mr. Burns based on the above criteria and his experience in the industry, executive leadership, and business acumen. Mr. Burns was introduced to the Company by one of our independent directors.

Stockholder Recommendations of Director Candidates

The Nominations and Governance Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Bylaws and described in this Proxy Statement in the section titled Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders, and meet other applicable legal and regulatory requirements. Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations and Governance Committee in the same manner as the Nominations and Governance Committee’s nominees.

Stockholder Communication with the Board

Pursuant to the Guidelines, stockholders and other interested parties may communicate with the Board by sending a letter to the Acorda Therapeutics, Inc. Board of Directors, c/o the Company’s Corporate Secretary at our principal executive office. The Corporate Secretary will receive and review all correspondence and forward appropriate correspondence to the President and Chief Executive Officer, the non-executive Chair of the Board, or to any individual director or directors to whom the communication is directed, as appropriate. However, the Corporate Secretary, or his designee, in his or her discretion, may not forward the communication that related to ordinary business affairs, is clearly of a marketing nature, or is unduly hostile, threatening, illegal, or similarly inappropriate for the Board’s consideration.

Board and Committee Fees

The Compensation Committee is responsible for establishing our outside director compensation policy, which it reviews annually. Our outside director compensation policy includes two components: (i) a cash component consisting of a base retainer for services as a director, a fee for serving as the non-executive Chair, and additional cash retainers for service as a chair or a member of a committee, and (ii) an equity component consisting of an initial stock option award that is granted upon election to the Board and annual stock option award that is granted on the date of each annual meeting of stockholders. The Board believes that a meaningful portion of a director’s compensation should be provided in the form of Company stock or stock-based awards to more closely align compensation with corporate performance and the interests of our stockholders.

The amounts of the cash retainers, the initial stock option award for new outside directors, and the annual stock option awards to outside directors under the current outside director compensation policy are set forth in the table below. In March 2023, based on the recommendation of the Compensation Committee, the Board amended the equity components of the outside director compensation policy to take into account the decline of our stock price, our market capitalization, a review of director compensation at peer companies, and other factors, including the increased number of meetings and time commitment required over the past several years. Accordingly, effective immediately following the 2023 Annual Meeting, the Board authorized an increase of the initial board member equity grant of options to purchase 48,000 shares of Company common stock and annual board member equity grant of options to purchase 24,000 shares of Company common stock. There has been no change in the annual cash retainers set forth in the table below.

Position	Annual Cash Retainer	Initial Option Grant	Annual Option Grant
Base Fee	$50,000	48,000 shares	24,000 shares
Non-Executive Chair Fee (in addition to Base Fee)	50,000	—	—
Audit Committee Chair	20,000	—	—
Compensation Committee Chair	20,000	—	—
Nominations and Governance Committee Chair	10,000	—	—
Audit Committee Member	10,000	—	—
Compensation Committee Member	10,000	—	—
Business Development Committee Member	7,000	—	—
Nominations and Governance Committee Member	6,000	—	—

In the case of any director who is not first elected to the Board at an annual meeting of stockholders, that director’s first annual stock option grant will be awarded on the first anniversary of their election to the Board, and the amount of the first annual award will be prorated based on the period of time between the grant date of the annual award and the date of the next annual stockholder meeting. All options vest over a one-year period in equal quarterly installments, have a term of ten years and will have an exercise price equal to the fair market value of our common stock on the date of grant (equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of grant).

Directors are also reimbursed for appropriate expenses related to their service on the Board. Upon an outside director’s termination of membership on the Board, all vested stock options remain exercisable for 12 months, or such longer period as the Board may determine in its discretion, to the extent consistent with Internal Revenue Code Section 409A.

Under our outside director compensation policy, the Board also reviews and determines, based on the recommendation of the Compensation Committee, what, if any, compensation shall be paid for chairs and members of active ad hoc committees not specified in the policy, based upon the expected efforts and contributions of those members.

Director Compensation Table

The following table provides information concerning the compensation paid by the Company to each individual who served as a non-employee director at any time during 2022, including compensation for membership on the Board as well as Board committees on which they served during the year. Fees include pro-rated payments for committee memberships, in cases where a non-employee director served on a committee for only part of 2022. Committee memberships are noted in the table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(6)	Total ($)(6)
Peder K. Jensen, M.D. (1)	$73,392	$2,636	$76,028
John P. Kelley (2)	124,854	2,636	$127,490
Sandra Panem, Ph.D. (3)	70,000	2,636	$72,636
Lorin J. Randall (4)	76,000	2,636	$78,636
John Varian (5)	81,440	33,391	$114,831

(1)
Member of the Audit Committee.
(2)
Non-executive Chair of the Board and Chair of the Compensation Committee; also, member of the Audit Committee until replaced by Mr. Varian on that Committee in March 2022.
(3)
Chair of the Nominations and Governance Committee and member of the Compensation Committee.
(4)
Chair of the Audit Committee and member of the Nominations and Governance Committee. Mr. Randall will not be standing for re-election at the 2023 Annual Meeting.

(5)
Member of the Audit Committee, replacing John Kelley in March 2022. Fees earned include a one-time $10,000 stipend awarded to Mr. Varian for his contributions and efforts in connection with the Company's special meeting of stockholders.
(6)
The method and assumptions used to calculate the value of the options granted to our directors are calculated in accordance with FASB Accounting Standards Codification (ASC) Topic 718 and discussed in Note 7 to our audited financial statements in our Annual Report on Form 10-K. for the fiscal year ended December 31, 2022 filed with the SEC on March 15, 2023. The aggregate number of shares of our common stock subject to option awards outstanding and held by these individuals at December 31, 2022 was as follows: Dr. Jensen, 40,001 shares; Mr. Kelley, 38,334 shares; Dr. Panem, 38,334 shares; Mr. Randall, 38,334 shares; and Mr. Varian, 20,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 24, 2023, with respect to the beneficial ownership of our common stock by:

•
each person who is known by us to beneficially own more than 5% of our common stock;
•
each of our directors and named executive officers; and
•
all of our directors and executive officers as a group.

Beneficial ownership is determined on the basis of the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or convertible securities held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of April 24, 2023, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 24,343,239 shares of common stock issued and outstanding on April 24, 2023.

	Shares of Common Stock Beneficially Owned
Beneficial Owner (1)	Number	Percent
5% Stockholders
Davidson Kempner Capital Management LP (2)	1,803,070	7.4%

Executive Officers and Directors
Ron Cohen, M.D. (3)	300,796	1.2%
Neil S. Belloff (4)	41,536	*
Kerry Clem (5)	44,571	*
Michael Gesser (6)	31,874	*
Lauren Sabella (7)	51,045	*
Peder K. Jensen, M.D. (8)	40,001	*
John P. Kelley (9)	38,334	*
Sandra Panem, Ph.D. (10)	38,820	*
Lorin J. Randall (11)	38,334	*
John Varian (12)	21,178	*
All executive officers and directors as a group (10 total) (13)	646,489	2.6%

* Less than 1%.

(1)
Unless otherwise indicated, the current address for each person or entity named below is c/o Acorda Therapeutics, Inc., 2 Blue Hill Plaza, 3rd Floor, Pearl River, New York.
(2)
The number of shares beneficially owned (and other information in this footnote) is based on a Schedule 13D/A as filed with the SEC on March 10, 2023 by Davidson Kempner Capital Management LP on behalf of various affiliated entities and persons. The address of the principal business office for Davidson Kempner Capital Management LP is 520 Madison Avenue, 30th Floor, New York, New York 10022.
(3)
Includes 149,757 shares of common stock and 151,039 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 24, 2023.
(4)
Includes 41,536 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 24, 2023.
(5)
Includes 10,083 shares of common stock and 34,488 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 24, 2023.

(6)
Includes 31,874 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 24, 2023.
(7)
Includes 10,710 shares of common stock and 40,335 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 24, 2023.
(8)
Includes 40,001 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 24, 2023.
(9)
Includes 38,334 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 24, 2023.
(10)
Includes 486 shares of common stock and 38,334 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 24, 2023.
(11)
Includes 38,334 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 24, 2023.
(12)
Includes 21,178 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 24, 2023.
(13)
Shares of common stock held by the directors and named executive officers as a group includes 171,036 shares of common stock and 475,453 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 24, 2023.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is information regarding each individual serving as an executive officer as of the date of this Proxy Statement.

Name	Age	Position(s)
Ron Cohen, M.D.	67	President, Chief Executive Officer and Director
Michael Gesser	60	Chief Financial Officer
Neil S. Belloff	63	General Counsel and Corporate Secretary
Kerry Clem	53	Chief Commercial Officer

Ron Cohen, M.D., is President, CEO and founder of the Company. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. In addition, he previously served on the board of directors of VBL Therapeutics and Dyax Corp. Dr. Cohen previously served as Chair of the board of the Biotechnology Innovation Organization (BIO), as Chair of the Emerging Companies Section of the BIO board, and as a Director and Chairman of New York Biotechnology Association (NYBA). He also previously served as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010 Dr. Cohen was named NeuroInvestment’s (now called NeuroPerspective) CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and is an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.” In 2010, Dr. Cohen was recognized by NYBA as its “The Cure Starts Here” Business Leader of the Year and was named by MM&M and PR Week as one of the top 50 health influencers of 2017.

Michael Gesser, has been our Chief Financial Officer since November 2021. Prior to joining the Company, Mr. Gesser was Chief Financial Officer of Tergus Pharmaceutical, LLC, a provider of contract services for topical pharmaceutical products, from January 2020 to September 2021. Prior to that, from September 2017 to August 2019, Mr. Gesser was Chief Financial Officer and Chief Operating Officer of BioMedomics, Inc., an early-stage medical device development company. Between September 2011 and August 2017, Mr. Gesser held Chief Financial Officer positions at several other biopharmaceutical and medical device companies, including Osmotica Pharmaceutical Corp., SunTech Medical Inc., and HAP Innovations LLC. Previous to those roles, he held several senior-level financial positions at Allergan Pharmaceuticals. Mr. Gesser has been a member of the board of directors of privately-held Flow Sciences, Inc., a provider of pharmaceutical safety containment solutions, since October 2021. He received his B.S. in Finance from the Cameron School of Business at the University of North Carolina at Wilmington, and his M.B.A. from the Belk School of Business at the University of North Carolina at Charlotte.

Neil S. Belloff, has been our General Counsel since November 2021 and Corporate Secretary since June 2022. Prior to that, from 2018 to 2021, he was General Counsel and Corporate Secretary of Eloxx Pharmaceuticals, Inc., a publicly listed global biopharmaceutical company, and from 2020 to 2021 also Chief Operating Officer of Eloxx. From 2011 to 2018, Mr. Belloff was Senior Corporate Counsel at Celgene Corporation, formerly a publicly listed global biopharmaceutical company (acquired by Bristol-Meyers Squibb in 2019). Mr. Belloff also served for seven years as Executive Vice President and U.S. Corporate and Securities Counsel at Deutsche Telekom, one of the largest telecommunications companies in the world. In addition, he previously served as a Senior Attorney-Advisor in the Division of Corporation Finance at the U.S. Securities and Exchange Commission in Washington, D.C. Mr. Belloff holds a J.D. from Quinnipiac University School of Law, a M.A. from New York University, a B.A. from Queens College of the City University of New York, and completed post-graduate studies in the LL.M. Program in Securities Regulation at Georgetown University Law Center.

Kerry Clem, has been our Chief Commercial Officer since September 2021. From September 2020 to September 2021, he was Executive Vice President of Sales, Market Access, and Commercial Operations, from July 2016 to September 2020 he was Senior Vice President, Sales and Payer Relations, from August 2014 to July 2016 he was Senior Vice President, Field Sales, and from January 2011 to August 2014 he was Vice President, Sales. Before joining Acorda, from 2009 to 2010, Mr. Clem was Vice President of Sales at Allos Therapeutics, Inc. where he built the organization’s inaugural sales force to launch their first commercially available product. Also, from 2007 to 2009, Mr. Clem served as Vice President of Sales and Marketing at Solstice Neurosciences, Inc. Mr. Clem has over 20 years of sales and marketing experience in the areas of neurology, oncology, movement disorders, cardiology, anesthesiology, and pain. Over the span of his career, he has been involved in the development of commercial organizations and multiple product launches. Mr. Clem holds a B.S. degree from Florida State University.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has the responsibility to review, approve and recommend for the approval of the full Board the annual compensation and compensation procedures for our Named Executive Officers (as defined below in the Executive Compensation section of this Proxy Statement).

Our Company

We are a biopharmaceutical company focused on developing therapies that restore function and improve the lives of people with neurological disorders. We market Inbrija® (levodopa inhalation powder), which is approved in the U.S. for intermittent treatment of OFF episodes, also known as OFF periods, in people with Parkinson’s disease treated with carbidopa/levodopa. Inbrija is for as needed use and utilizes our ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation that we believe has potential to be used in the development of a variety of inhaled medicines. We also market branded Ampyra® (dalfampridine) Extended Release Tablets, 10 mg.

Our Business Values

We have a teamwork-oriented culture that encourages and rewards collaboration, innovation, honest communication, and high achievement, and we believe our long-term success is dependent on maintaining our commitment to being a collaborative and entrepreneurial enterprise. We attract and retain employees who share our passion for helping others who suffer from life-altering conditions, and we collaborate with external partners who also share our mission. We encourage and reward the prudent risk taking that is needed for innovation and ultimately successful corporate growth.

Our stockholders, including our employees, are the owners of our company, and we are committed to creating value for them. The biopharmaceutical product development cycle is lengthy and unpredictable, and we believe that it is critical to have a long-term strategic horizon. We expect to measure our success, in part, according to appropriate shorter-term quantitative measures such as annual product revenue, because the current value of our business is substantially dependent on product sales, and because product revenue generates cash needed to support our business operations. However, we may also measure our performance by considering other scientific, business, organizational, and/or operational goals focused on longer-term value creation to maximize stockholder value over time. These may include our ability to progress research and development programs, our ability to protect and enhance our intellectual property assets, our ability to grow our business through licensing and acquisitions, and, importantly, our ability to attract and retain the dedicated, motivated individuals who believe in our mission and create the conditions necessary for success. In addition, we are careful stewards of our stockholders’ assets when making decisions about investments in research and development, employee compensation, and other expenses, striving to allocate our resources as cost-effectively as possible. These goals cannot always be measured quantitatively, but we consider them critical to our long-term success and the creation of long-term stockholder value. We seek to strike a balance among these various objectives, so that there is not undue emphasis on meeting short-term metrics at the expense of long-term goals, and so that our employees will be provided with appropriate incentives to focus on both short-term and long-term goals that are fundamental to creating further value in our business.

Compensation Philosophy and Objectives

We aim to ensure that our compensation program is understandable and perceived as fundamentally fair to all stakeholders, including employees, executives, and stockholders. Our compensation program, including compensation for our Named Executive Officers, reflects a pay-for-performance philosophy with the following objectives:

•
Provide competitive, market-based total compensation that attracts, retains, and motivates highly-qualified employees who are dedicated to our mission and culture and who have the skills and experience required for the achievement of our business goals;
•
Link short-term and long-term cash and equity incentives to corporate and individual performance; and
•
Align the interests of our employees with our other stockholders and with the goal of building long-term value.

With these objectives, we have a compensation program that generally includes: an annual base salary; performance-based incentive compensation; equity awards that are intended to deliver significant real value if and as the value of the Company increases; employee health and welfare benefits; and development and career opportunities. We believe these compensation components provide the appropriate balance of short-term and long-term compensation and incentives designed to drive our performance, success, and long-term growth. The amounts of cash and equity compensation vary from person to person based on their role, market-competitive compensation, individual performance, and expected contribution to our future success, among other factors. Also, the Compensation Committee and the Board may modify certain aspects of the compensation program components for our Named Executive Officers based on circumstances in a particular year.

Consistent with our culture, it is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We may cover relocation-related expenses for individual employees, including in some cases executive officers, where warranted due to individual circumstances. Also, for our executive officers who reside a substantial distance from our corporate offices, we may cover the costs associated with their occasional travel to our corporate office. We did not cover relocation-related expenses for any executive officers in 2022, but we did cover expenses related to certain officers’ occasional business travel from their homes to our corporate offices.

Setting Executive Compensation

The implementation of our compensation program is carried out under the supervision of the Compensation Committee. The compensation for Ron Cohen, M.D., our President and Chief Executive Officer, is approved by the Board, after the Compensation Committee provides its analysis and recommendation. In connection with this process, Dr. Cohen provides a self-evaluation based on personal and corporate goals, which is reviewed by the Compensation Committee and the Board. The Compensation Committee has direct responsibility for reviewing and approving the compensation for each of our other Named Executive Officers and the other members of Dr. Cohen’s senior leadership team. Dr. Cohen and our Executive Vice President, Human Resources, provide substantive input to the process and make recommendations to the Compensation Committee as to specific elements of compensation (i.e., salary, non-equity incentive compensation, equity awards). As part of this process, Dr. Cohen provides a review of each executive officer’s performance along with his compensation recommendations. While the Compensation Committee utilizes this information and values Dr. Cohen’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation are made by the Compensation Committee and the Board.

With the objectives and process described above in mind, the Compensation Committee annually reviews the pay practices for our Named Executive Officers and our other employees. For 2022 compensation decisions, the Compensation Committee retained Arnosti Consulting to conduct a review of the total compensation program for our executive officers, including our Named Executive Officers. Arnosti Consulting also provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our Named Executive Officers and to confirm that our compensation program is competitive with the market. Arnosti Consulting has been engaged again in 2023 for the purposes of providing compensation benchmarking and other input to compensated-related decisions.

The Compensation Committee reviews several compensation data sources when making compensation decisions, including publicly-disclosed data sourced through Equilar, Inc. or directly from company filings, and data provided by Aon Radford Network, a business unit of Aon Consulting. The Compensation Committee uses this data to conduct a review of compensation provided by relevant peers, comparing each element of total compensation against a select group of biotechnology/biopharmaceutical companies which we refer to in this Proxy Statement as our “peer companies.” The peer companies are periodically reviewed and updated by the Compensation Committee, taking into consideration the input of other members of the Board, including our Chief Executive Officer. Peer companies are chosen from among other commercial-stage companies in our industry based on, among other things, revenues, business model, market capitalization and size of employee population. In recent years, our decision to revise our list of peer companies has been heavily influenced by reductions in our market capitalization relative to other companies. Also, we sometimes need to replace our peer companies because of strategic changes affecting these companies, for example, they may be acquired or consolidated into a larger company that does not meet our criteria.

In December 2021, the Compensation Committee evaluated its peer selection criteria and established the following 13 peer companies for use in compensation decisions for 2022:

• Adamas Pharmaceuticals, Inc. • Alimera Sciences, Inc. • Aytu BioPharma, Inc. • Assertio Holdings, Inc. • Collegium Pharmaceutical, Inc.	• Cumberland Pharmaceuticals Inc. • Eagle Pharmaceuticals, Inc. • Flexion Therapeutics, Inc. • OptiNose, Inc.	• Neos Therapeutics, Inc. • Neuronetics, Inc. • Rockwell Medical, Inc. • VIVUS, Inc.

This list of peer companies represents a substantial change from our peer companies in recent years, primarily due to reductions in the size of our employee population, revenues, and market capitalization.

In November 2022, the Compensation Committee again evaluated its peer selection criteria and took into consideration the Company’s unique circumstances – i.e., among other things, a $100+ million revenue generating company with a market capitalization below $25 million and a stock price trading at below $1.00 – in determining the comparative peer group with which to use as benchmarks for compensation purposes. While this group was extremely limited, the Compensation Committee found 14 companies that were determined to be usable for benchmarking purposes because the talent required to lead these companies was deemed to be similar to requirements for leadership of the Company. This selection process resulted in the Company's placement in the lowest quartile by market cap and the highest quartile for revenue. Some of the peer group companies had stock prices trading below $1.00 and others were in financial circumstances not unlike the Company. Accordingly, the following 14 companies were established as peer companies for use in compensation decision for 2023:

• Alimera Sciences, Inc. • Aytu BioPharma, Inc. • Biocept Inc. • Biodesix Inc. • Journey Medical Corp.	• Lucira Health, Inc. • Medexus Pharmaceuticals Inc. • Nuvo Pharmaceuticals Inc. • Neuronetics, Inc. • OptiNose, Inc.	• Prophase Labs, Inc. • Redhill Biopharma Ltd. • Rockwell Medical, Inc. • Theratechnologies Inc.

We work to properly tailor our compensation programs to our evolving organization and the individual backgrounds, expertise, and responsibilities of our executives in a way that appropriately incentivizes and rewards achievement of our identified goals. While we have not historically set compensation based on rigid targets determined by compensation at our peer companies, we believe that it is important to align compensation both with individual employee and Company performance and with the market levels as reflected in our peer companies. The Compensation Committee has adopted a compensation policy, ratified by the Board, under which we target total compensation to be at or above the 50th percentile of the pay practices of our peer companies, with the opportunity to earn up to the 75th percentile of this peer group based on exceptional Company and individual performance. The policy establishes a target, although the 50th percentile is not a minimum, and the Compensation Committee can grant compensation outside of the 50th to 75th percentile range if necessary and appropriate based on factors that it deems relevant. Also, under this policy there are no specific benchmarking targets for the pay individual components that make up total compensation, i.e. salary, incentive pay, and equity awards, although the Compensation Committee does consider relevant peer company data for these components.

2022 “Say-on-Pay” Vote

The Compensation Committee regularly evaluates the Company’s executive compensation programs, and carefully considers actual compensation payouts, seeking the best approach to providing compensation that follows our compensation philosophy and meets our compensation objectives described above. Considering all pertinent factors, the Compensation Committee believes that our compensation programs embody a pay-for-performance philosophy that is well suited for these purposes. As described above under Our Business Values, the Compensation Committee takes a balanced approach in reviewing performance, looking at shorter-term quantitative measures as well as our success at achieving goals that are designed to build long-term stockholder value. Importantly, the Compensation Committee does not believe that performance can be accurately evaluated using a formulaic review of stock price changes. Due to the timing of disclosures and other factors, our stock price at any moment may not reflect our achievements in building value, and importantly stock price volatility may be driven in part by matters unrelated to Company performance.

As required by the Exchange Act, at our 2022 Annual Meeting of Stockholders, our stockholders voted, in an advisory manner, on a proposal to approve our Named Executive Officer compensation. This was our most recent stockholder advisory vote to approve Named Executive Officer compensation, commonly referred to as the “say-on-pay” vote. The 2022 say-on-pay vote was approved by our stockholders, receiving approximately 72% of the shares voted on the proposal at the meeting.

Our stockholders largely supported our executive compensation philosophy and conclusions through the say-on-pay vote at our 2022 Annual Meeting of Stockholders, and we therefore did not make any changes to our compensation policies or decisions specifically based on the results of the say-on-pay vote. The Compensation Committee intends to continue with its efforts to review and improve our compensation programs, and remains open to considering further changes that may be warranted as our business and industry evolve. We greatly value investor perspective and would also consider any feedback received in dialogue with stockholders.

Our CEO’s Mission and Leadership

Ron Cohen, M.D., has served as our President and Chief Executive Officer, and as one of our directors since he founded the Company in 1995. Dr. Cohen originally formed the Company with the mission of developing therapeutic alternatives for people afflicted with neurological disorders such as multiple sclerosis. Dr. Cohen’s commitment to this mission is as strong today as it was back in 1995. Dr. Cohen’s “tone from the top” has fostered a teamwork-oriented culture that encourages and rewards collaboration, innovation, integrity and honest communication. Dr. Cohen has become a recognized business and scientific leader, serving in important roles in industry associations and receiving numerous business and scientific leadership awards.

Dr. Cohen’s business and scientific acumen have been critical to the Company’s development. Dr. Cohen has guided the Company through complex financing, research and development, business development, commercial and other decisions. He has also guided the Company’s recruitment of talented individuals to lead mission critical functions. As is typical for biotech companies, the Company’s development has not been linear, and we currently face the combined challenges of generic competition for Ampyra, a slower-than-expected Inbrija launch, and the continuing COVID-19 global pandemic. Despite these challenges, under Dr. Cohen’s leadership we had significant accomplishments in 2022 and in early 2023, including:

•
In 2022, we continued to strengthen our balance sheet and align our cost structure to our revenues;
•
For the full year 2022, we achieved our guidance targets for INBRIJA U.S. net revenue of $28 million, AMPYRA net revenue of $72.9 million, adjusted OPEX of $112 million, and ending cash balance of $44.7 million;
•
In March 2023, Esteve Pharmaceuticals (“Esteve”) announced that it had launched INBRIJA in Spain;
•
In February 2023, a Nasdaq Hearings Panel granted an extension until June 20, 2023 to comply with listing requirements and remain listed on the Nasdaq Global Select Market;
•
In January 2023, we entered into a new long-term, global supply agreement with Catalent Massachusetts LLC to significantly lower minimum purchase requirements for INBRIJA in 2023 and 2024; and beginning in 2025, we will pay a fixed, per-capsule price for INBRIJA;
•
In December 2022, we obtained waivers from the Finnish government of approximately $27.1 million in loans related to our Biotie Therapies Ltd. (“Biotie”) subsidiary;
•
In December 2022, we made a cash interest payment of approximately $6.2 million related to our 2019 Convertible Senior Secured Notes Indenture;
•
In November 2022, our stockholders approved a reverse stock split, which can be utilized to regain compliance with the listing requirements for the Nasdaq Global Select Market;
•
In October 2022, we were awarded a total of $18.3 million, including interest, through an arbitration involving a dispute with Alkermes plc (“Alkermes”) over AMPYRA royalties. As a result, we will no longer have to pay Alkermes any royalties on net sales for AMPYRA. In addition, we are free to use alternative sources for supply of AMPYRA which we have secured. We estimate that as a result our cost of goods for Ampyra in 2023 will be lower by $10 - $12 million;
•
In August 2022, we announced a license agreement with Asieris Pharmaceuticals relating to our preclinical asset, Nepicastat. We received an upfront payment of $0.5 million, and we are eligible to receive up to an additional $7 million based on the achievement of regulatory milestones and royalties on future net sales of any product developed;
•
In June 2022, we met our obligation to HealthCare Royalty Partners and received the full benefit of the royalty payments from Biogen International GmbH on FAMPYRA sales;
•
In June 2022, Esteve launched INBRIJA in Germany and we received $2.9 million in revenue related to this launch;
•
In May 2022, we announced an agreement with Biopas Laboratories to commercialize INBRIJA in the nine largest markets in Latin America, including Brazil and Mexico. We will receive a significant, double-digit, tiered percentage of the selling price of INBRIJA and will also receive sales-based milestones; and
•
Despite a sluggish first quarter 2022, primarily due to the COVID omicron variant surge, we continued to focus on increasing Inbrija’s sales trajectory.

The Board believes that Dr. Cohen’s expertise, leadership, and experience (including experience leading the Company through past challenges) continue to make him the best person to steer the Company through our ongoing challenges.

Elements of Compensation

The compensation of Named Executive Officers consists of the following elements:

Base Salary: Annual base salary is designed to attract and retain qualified employees by providing a consistent cash flow throughout the year as compensation for performance of day-to-day responsibilities. The annual base salaries established for our Named Executive Officers and other employees are determined based on consideration of numerous factors, including the responsibilities of the position, relevant qualifications, background and experience, performance considerations, market competitive conditions, and other factors deemed relevant. Generally, we believe that executive base salaries should be targeted within the range of salaries for executives in similar positions with similar responsibilities and experience at comparable companies.

Annual base salaries are reviewed annually as part of our performance review process. The goal of our annual merit increase program for our executive officers and other employees is to review the competitiveness of base salaries and to make changes, when appropriate, based upon current position and experience, past year’s performance and past year’s contributions to the Company, and compensation relative to other similarly qualified executives in other companies. Merit increase guidelines are determined each year and are typically based on external economic and competitive compensation trends, although other elements, such as the Company’s overall resources, may be a factor. During the review of base salaries for Named Executive Officers, the Compensation Committee primarily considers:

•
market data gathered both internally and by the Compensation Committee and its outside consultant, including comparison of compensation to senior executives at peer companies;
•
review of each executive’s compensation, both individually and relative to other officers; and
•
individual past year’s performance, based on individual goals and other factors considered relevant, and past year’s contributions to the Company.

Based on the criteria listed above, annual base salaries for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. After consideration and possible modification, the Compensation Committee either approves annual base salaries for those Named Executive Officers or recommends them to the full Board for approval. The Compensation Committee recommends an annual base salary for the President and Chief Executive Officer to the full Board for approval. Also, from time to time the Compensation Committee may adjust annual base salaries based on changes in roles and responsibilities of our executive officers.

The following table sets forth our Named Executive Officer 2022 and 2023 annual base salaries:

Name	Title	2022 Salary	2023 Salary
Ron Cohen, M.D.	President and CEO	$625,000	$625,000
Kerry Clem	Chief Commercial Officer	415,000	415,000
Michael Gesser	Chief Financial Officer	450,000	450,000
Lauren Sabella (1)	Former Chief Operating Officer	488,000	—
(1)
Ms. Sabella resigned from the Company effective September 30, 2022, and her 2022 base salary paid as of that date was $366,000.

None of our Named Executive Officers received an annual salary increase in 2021, 2022, or 2023. The Compensation Committee and the Board decided not to provide salary increases to our Named Executive Officers based upon the recommendation of their compensation consultant, Arnosti Consulting. Arnosti Consulting made this recommendation based on analysis of executive salaries at peer companies and a determination that the salaries of these executive officers were already near or above the 50th percentile compared to peers. These determinations were based on updates to the peer companies in December 2021 and November 2022, as described above. Furthermore, in September 2021, in connection with a corporate restructuring and the Company’s ongoing efforts to manage its costs, Dr. Cohen’s annual base salary was reduced from $795,675 to $625,000.

Non-Equity Incentive Compensation Program: Our annual performance-based non-equity incentive compensation program is a key component of our pay-for-performance philosophy. This program provides an incentive to our Named Executive Officers and other employees to achieve or exceed established annual goals that incorporate objective and other measures, and results in cash compensation that is directly linked to individual and corporate performance. Beginning in the fourth quarter of each year, the Board works collaboratively with management to develop a detailed set of overall corporate performance goals tied to the next year’s operating plan. The goals are finalized and internally communicated Company-wide in the first quarter of the applicable year.

The non-equity incentive compensation program is designed to provide cash incentives to employees in alignment with both our short and long-term business strategies. Generally, the Board establishes corporate goals for the program that it believes can and should be achieved with dedicated and diligent efforts, barring unforeseen circumstances, and which are intended to support achievement of our goals that are publicly communicated to investors and others. Shorter-term quantitative measures, such as annual product sales and financial management targets, are used for the Company’s non-equity incentive compensation program. Our value depends on, among other things, the success of our products and our ability to operate depends on generating revenues and managing our costs. The Board typically will also measure our performance based on other business and operational metrics that align with our broader strategies. The Board includes these types of goals when they consider them critical to our long-term success and the creation of long-term stockholder value, although they may not be measurable using quantitative or other objective criteria. The particular mix and weighting of any particular year depends on the Company’s priorities at that time. For example, as further described below, for 2022 our goals placed greatest emphasis on the commercial success of Inbrija because of its importance to our short and long-term business strategy.

After the conclusion of each year, the Board evaluates corporate performance against goals, and assigns a performance score based on the weighting originally assigned to these goals and the extent to which goals were achieved. Additional credit may be awarded to recognize extraordinary execution of the goals, such as achievement of a critical milestone significantly ahead of schedule, or to recognize meaningful achievements that may not be reflected in the goals, such as completion of an important strategic transaction. The Compensation Committee and Board believe that the ability to award extra credit in this manner is a critical part of our compensation process. Also, strategic business opportunities cannot typically be predicted in advance. The Compensation Committee and the Board believe that it is important to be able to recognize, where warranted, the ability of the Company to adapt to changing circumstances and seize significant opportunities that arise. At the same time, the Compensation Committee and Board retain discretion to make downward adjustments in scoring performance when the aggregated scoring of individual components of corporate performance do not fairly represent the Company’s overall performance.

Corporate Goals

Following is a summary of the 2022 corporate goals established by the Board and used as a basis for awarding 2022 year-end non-equity incentive compensation payouts (listed with their relative weighting). Consistent with the overall purpose of the non-equity incentive compensation program, these goals were chosen by the Board to directly correlate with short and long-term corporate strategy. These goals (as well as certain specific goal parameters associated with each goal) were approved by the Board and then internally communicated Company-wide in the first quarter of 2022.

Goal	Rationale
• Inbrija, including U.S. net sales targeted level (45%)	• Inbrija became the Company’s most important strategic priority after the Company’s other commercial product, Ampyra, became subject to generic competition in late 2018.
• Financial management, including operating expense and cash/cash equivalent targeted levels (25%)
•
The Board and the Company are focused on financial management. We strive to be as efficient and cost-effective as possible while making the investments that we believe are necessary to operate our business. Financial management was a continuing priority in 2022 as Ampyra had become subject to generic competition since 2018, and the Inbrija launch has not met expectations.

• Ampyra U.S. net sales targeted level (20%)
•
The cash generated from Ampyra sales continues to be a critical strategic asset. Our 2022 goals recognized the importance of preserving, as best we could, the revenue from this product but the relatively low weighting took into account the existence of generic competition and the expectation that Ampyra net sales will continue to decline over time.

• Ex-U.S. commercialization and manufacturing milestones (10%)
•
Achieving at least one ex-U.S. commercialization arrangement was considered important in expanding the Inbrija franchise and global footprint.
•
Ensuring an adequate supply for projected needs is also critical for the continued uninterrupted expansion of the Inbrija franchise.

The Board has similarly established corporate goals for our 2023 non-equity incentive compensation program based on: Inbrija net sales (40%); Inbrija ex-U.S. commercialization and manufacturing (15%); financial management (20%); and Ampyra net sales (25%). Consistent with the overall purpose of the non-equity incentive compensation program, the 2023 goals were chosen by the Board to directly correlate with short and long-term corporate strategy. The goals and the specific goal parameters were approved by the Board and then internally communicated Company-wide in the first quarter of 2023.

Individual Goals

Annual goals for each employee (other than Ron Cohen, M.D., our President and Chief Executive Officer) are established on an individual basis each year. Individual goals are developed to provide focus on the most important aspects of each employee’s position, including particularly their potential contributions to corporate goals. For each of the Named Executive Officers other than Dr. Cohen, the individual goals are determined by Dr. Cohen in collaboration with the Named Executive Officer.

Under our non-equity incentive compensation program, Dr. Cohen’s payout is based on the corporate performance score and, therefore, he does not have separate individual goals that apply to determining his payout under the non-equity incentive compensation program. The Board has structured his non-equity incentive compensation program payout in this manner because it believes that Dr. Cohen’s payout under this program should be based on his ability to lead the Company to achieve its corporate goals. The Board does establish personal goals for Dr. Cohen for purposes other than the non-equity incentive compensation program, typically related to his recruitment and/or effective oversight of other senior executives, as well as oversight of key organizational processes.

Non-Equity Incentive Compensation Program Payout Targets

Target payout amounts under the non-equity incentive compensation program are based on a percentage of annual base salaries and are generally set near the target payout amounts within comparable companies, based both on the

Company’s own research and the information provided by the Compensation Committee’s outside consultant. Following are the target payout amounts for our Named Executive Officers under this program:

Name	Title	Target Payout Amount (1)	Goals Weighting
Ron Cohen, M.D.	President and CEO	70% of annual base salary	Based on the achievement of corporate goals
Kerry Clem	Chief Commercial Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Michael Gesser	Chief Financial Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Lauren Sabella (2)	Former Chief Operating Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
(1)
Targets are established using annual base salary as determined in the first quarter of each year. Subsequent changes in salary during the year may result in a prorated adjustment to non-equity incentive compensation based on the effective date of the adjustment.
(2)
Ms. Sabella resigned from the Company effective September 30, 2022, and received a prorated bonus based on company and individual performance.

Based on the overall corporate performance score determined by the Board and the individual performance level of each executive, non-equity incentive compensation payouts may be above or below target payout amounts. The Compensation Committee and Board do not establish formal threshold, or minimum, payout amounts. As described above, during the first quarter of the following year, the Board, upon recommendation of the Compensation Committee, determines the actual corporate performance score based on achievement of goals used in setting non-equity incentive compensation payout amounts. Payouts for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. The Compensation Committee may approve payouts for those Named Executive Officers or may refer them to the full Board for review. The Compensation Committee recommends a payout for the President and Chief Executive Officer to the full Board for approval. The non-equity incentive compensation payouts are typically made in the first quarter of the following year.

2022 Performance

In February 2022, the Compensation Committee and the Board determined that corporate performance in light of the 2022 corporate goals and other factors as described above, merited an 80% corporate performance score. The score was determined as follows:

•
The Company received 0% credit out of the total 45% allocated to the Inbrija U.S. net sales goal, reflecting underperformance against the targeted level.
•
The Company received the full 10% allocated to Inbrija ex-U.S. commercialization and Inbrija manufacturing, based on execution of an ex-U.S. commercialization transaction and achieving targeted Inbrija inventory levels.
•
The Company received 20% of the 25% credit allocated to the financial management goal. This score was awarded based on the Company achieving its 2022 operating expense target, but falling short on its 2022 year-end cash and cash equivalents balance targeted levels due to the underperformance of Inbrija sales.
•
The Company received the full 20% credit allocated to the Ampyra goal, reflecting Ampyra U.S. net sales achieving the targeted level.

•
In addition to the foregoing, the Compensation Committee and the Board awarded 30% additional credit based on the Company delivering additional positive catalysts for the Company not contemplated at the time the 2022 goals were determined. These include, among other things, a signed deal for Nepicastat with a $500,000 up-front payment, and up to $7 million in regulatory milestones plus royalties, the settlement of the DRI royalty claim for $750,000, the successful conclusion of the Alkermes arbitration with an $18.3 million cash award and the ability to source Ampyra from a third party manufacturer with an estimated savings of $10-$12 million in 2023, the renegotiation of our Catalent supply agreement to reduce our overall costs in 2023 and 2024 and then transition to a per capsule cost basis with significantly reduced annual minimum purchase requirements, and achievement of the waiver of $27.1 million of loans related to our Biotie subsidiary.

Non-Equity Incentive Compensation Payouts for 2022

The target payout established for Ron Cohen, M.D., our President and Chief Executive Officer, for 2022 was 70% of annual base salary following a voluntary reduction by Dr. Cohen in September 2021, of his annual base salary to $625,000 and his target payout amount to 70% of his annual base salary. Based on these revised, prorated amounts and the 80% performance score assigned to the corporate goals as approved by the Compensation Committee and the Board, Dr. Cohen received a 2022 non-equity incentive compensation payout of $350,000.

Kerry Clem, our Chief Commercial Officer, received a 2022 non-equity incentive compensation payout of $168,075. This represented 81% of his 2022 non-equity incentive compensation payout target.

Michael Gesser, our Chief Financial Officer, did not receive a 2022 non-equity incentive compensation payout.

Lauren Sabella, our former Chief Commercial Officer, received a 2022 non-equity incentive compensation payout of $155,124, representing 85% of her 2022 non-equity incentive compensation payout target. Ms. Sabella’s bonus was prorated through the date of her resignation, September 30, 2022. Pursuant to Ms. Sabella’s separation and general release agreement dated September 30, 2022, she will receive 12 months of severance and COBRA payments through September 30, 2023.

Ad Hoc Bonuses and Other Payments

Separate from our annual non-equity incentive compensation program, the Compensation Committee has occasionally awarded individual bonuses or approved other payments on an ad hoc basis to recognize exceptional contributions to the Company’s business and to compensate individuals for assuming additional significant responsibilities.

Also, the Company operates in a highly competitive environment for the recruitment of qualified senior executives and other employees needed for the continued progress and growth of our business. Accordingly, from time to time, the Compensation Committee approves one-time cash bonus awards to individuals as an incentive to join the Company and in some cases to compensate individuals for lost compensation opportunity from their prior employer. No such new hire bonuses or compensatory awards were awarded to any executive officers in 2022.

Equity Awards: Equity awards are another key component of our pay-for-performance compensation philosophy. The use of equity awards provides our executive officers and other employees with compensation that has a strong link to our long-term performance, creates an ownership culture, and generally aligns the interests of our employees with the interests of our stockholders. Equity awards are typically granted to newly-hired employees, pursuant to our equity award program, and have historically been granted in connection with promotions although we did not award such promotional grants in 2022. Our annual equity awards vary from year to year, as further described below, and are at the discretion of the Compensation Committee. Awards may not be made in certain years due to business reasons or the lack of “plan reserve” as described below. Arnosti Consulting, the Compensation Committee’s outside compensation consultant, assists the Compensation Committee in structuring our equity compensation programs and in developing the equity award guidelines. Equity awards are currently granted under our 2015 Omnibus Incentive Compensation Plan (“2015 Plan”), and may be granted under our 2016 Inducement Plan in the case of new hire awards.

Equity Award Programs. The Compensation Committee and the Board make determinations at least annually regarding our equity programs, including the total pool of shares to be authorized for awards, whether awards are to be granted, the types of awards to be granted, and the guidelines for individual award amounts. The Compensation Committee and the Board seek to determine whether the complete compensation packages provided to our executive officers, including prior equity awards, are sufficient to retain, motivate, and adequately reward them. This determination is based on benchmarking information provided both by the Company and Arnosti Consulting. For Vice Presidents and above, including executive officers, the President and Chief Executive Officer reviews the potential long-term value of existing and potential awards and their ability to encourage retention, engagement, and motivation. These judgments also consider our compensation policy, described above.

Additionally, in determining the total pool of shares to be authorized for our annual and other awards, as well as the amount of different awards types to be granted, the Compensation Committee and the Board consider other relevant factors, including the remaining total authorized shares under the applicable equity plan (i.e., our 2015 Plan), the number of shares remaining in the current authorized pool (the “plan reserve”), the relative dilutive impact of providing different award types, the perceived retentive value to employees of different awards types, and equity compensation practices at peer companies and within our industry generally.

For our broad-based award programs, the Compensation Committee establishes target award amounts for each level within the organization, but individual awards can vary from these targets provided that aggregate award amounts do not exceed specified pools approved by the Compensation Committee. For example, typically there is a specified pool for all of Dr. Cohen’s executive management team, and a separate specified pool for the rest of the organization.

In recent years, we have experienced substantial reductions in the size of our workforce, resulting in the termination of unvested equity awards previously granted to employees. The termination of these awards, including awards previously issued under our predecessor 2006 Employee Incentive Plan (“2006 Plan”), resulted in the addition of the shares underlying those awards to the available reserve under our 2015 Plan. In addition, in recent years many “under water” stock options previously granted to employees under the 2006 Plan expired without exercise, also resulting in the addition of these shares to the available 2015 Plan reserve. In 2022, we received approval from our stockholders to increase the 2015 Plan reserve.

Historically, the Compensation Committee has used a combination of award types, for example a mix of stock options as well as restricted stock and/or restricted stock units. Also, in recent years the Compensation Committee has used both time-based vesting and performance-based vesting for awards granted to our more senior employees. The Compensation Committee and the Board believe that the combined use of these award types should be considered in seeking to balance the goals of paying for performance, aligning management with stockholders, and retaining top-performing and critical employees. However, the Compensation Committee and Board authorized our use of solely time-based-vesting restricted stock units for the 2021 annual program due to the Company’s circumstances at the time the awards were granted.

Following the grant of the 2021 annual equity awards, we did not grant annual awards under the 2015 plan until March 2023 to employees and April 2023 to our Named Executive Officers and other executives. The Compensation Committee and Board believe that such grants are necessary to attract, retain, incentivize, and reward qualified individuals in a highly-competitive market for talented employees.

Approval Process. With respect to equity awards granted to our executive officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. After consideration and possible modification, the Compensation Committee either approves the awards for those executive officers or recommends them to the full Board for approval. With respect to equity awards granted to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval. Annual equity awards, if issued, are typically approved in the first quarter of each year, based primarily on the individual’s anticipated future contributions to the creation of stockholder value, and in the case of stock options they are typically awarded with a ten-year term. The Company does not grant discounted stock options and does not backdate or grant options retroactively. In addition, the Company does not coordinate grants of options or any other awards so that they are made before announcement of favorable information, or after announcement of unfavorable information. Also, historically the Company has not re-priced outstanding options, and it will not do so if prohibited by the terms of the plan under which they were issued without explicit stockholder approval.

2023 Annual Equity Program Awards

For our 2023 broad-based annual equity award program, our executive officers and other employees were granted stock options under our 2015 plan. No awards were granted under this program in 2022. The following table sets forth the annual equity program awards that were granted to our Named Executive Officers in April 2023:

Name	Title	Stock Options
Ron Cohen, M.D.	President and CEO	168,800
Kerry Clem	Chief Commercial Officer	77,300
Michael Gesser	Chief Financial Officer	—
Lauren Sabella (1)	Former Chief Operating Officer	—
(1)
Ms. Sabella was our Chief Operating Officer until her resignation on September 30, 2022, and therefore did not receive an equity award in 2023.

The 2023 stock option grant will vest quarterly over a two-year period commencing on January 1, 2023.

Termination of Stock Ownership Guidelines

The Board had previously implemented officer and director stock ownership guidelines to encourage ownership of the Company’s common stock and promote the alignment of the long-term interests of the Company’s officers and directors with the long-term interests of the Company’s stockholders. In March 2021, after concluding that a sustained decline in the market price of our common stock in recent years had made it unrealistic to expect that any covered individuals could gain compliance with the guidelines for the foreseeable future, the Board determined that the guidelines were no longer serving the purposes for which they were implemented and accordingly terminated the guidelines. The Board intends to evaluate appropriate stock ownership guidelines in the future and may adopt new stock ownership guidelines as circumstances warrant based on market developments.

Clawback Policy

We have a Clawback Policy providing for recovery of certain incentive compensation from an executive officer if the Company is required to restate financial statements due to misconduct of that executive officer that significantly contributes to the need for the restatement. Generally, “incentive compensation” under the policy includes compensation in any form (e.g., cash or equity compensation) that is paid or awarded or which vests in whole or in part based on the achievement of specific financial targets or goals.

If the Clawback Policy is triggered in relation to any executive officer, the executive officer must repay the Company (and the Company may cancel equity awards representing) all or a portion of the excess incentive compensation for the affected periods (on an after-tax basis) as determined by the Compensation Committee. The excess incentive compensation is the amount by which incentive compensation actually paid, awarded, or vested for the relevant periods exceeds what would have been paid, awarded, or vested based on the restated financial results for those periods. In making its determination regarding the amount of incentive compensation that must be repaid, the Compensation Committee may take factors into account that it considers relevant, including the extent to which the executive officer was involved in the misconduct that led to the restatement; the extent to which the incentive compensation was paid, awarded or vested based on consideration of financial targets or goals not on an objective, formulaic basis; and any gain that the executive officer may have realized from the sale of shares issued as incentive compensation. The provisions of our Clawback Policy are in addition to the existing compensation reimbursement provisions of Section 304 of the Sarbanes-Oxley Act of 2002, which are applicable to our chief executive officer and chief financial officer.

In October 2022, the SEC adopted new rules requiring companies to adopt a written clawback policy for the recoupment of erroneously awarded incentive compensation received by current and former executive officers in the event of an accounting restatement due to the material noncompliance by the Company with any financial reporting requirement under the securities laws, regardless of whether the executive officer engaged in any misconduct and regardless of fault, and to disclose any actions the company has taken under such policy. The Company will be required to file a copy of its new compensation clawback policy as an exhibit to its annual report on Form 10-K and to indicate compliance with the policy on the cover page of the Form 10-K. Under the new rule, compensation recovery is required with respect to both (i) restatements that correct errors that are material to previously issued financial statements, and (ii) restatements that correct errors that are not material to previously issued financial statements, but would result in a material misstatement if (a) the errors were left uncorrected in the current report or (b) the error correction was recognized in the current period. We anticipate that our Board will review and amend our Clawback Policy, as may be necessary, to comply with such implementing regulations issued by the SEC and stock exchanges.

Insider Trading and Anti-Hedging Policy

We have an Insider Trading Policy that is intended to ensure compliance with applicable securities laws and regulations by our officers, directors, and employees. This policy prohibits, among other things, trades in our common stock that would violate these laws and regulations, and it also imposes other restrictions such as trading blackout periods and prior notification and/or clearance requirements for trading intended to protect against inadvertent violations of these laws and regulations. This policy also prohibits officers, directors, employees, and their family members (and entities that they own or control) from engaging in (or designating another person to engage in, on their behalf) any transaction that hedges, or that is designed to hedge or offset, any decrease in the market value of our common stock, including without limitation short sales, purchases or sales of puts or calls, prepaid variable forward contracts, equity swaps, collars and exchange funds.

Tax and Accounting Considerations

We have structured our compensation program to comply with Internal Revenue Code Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

The Company calculates the accounting cost of equity-based long-term incentive awards under FASB Accounting Standards Codification (ASC) Topic 718. As such, the grant date accounting fair value, which is fixed at date of grant, is expensed over the vesting period. Consistent with SEC regulations, the aggregate grant date fair value for all stock awards or option awards granted during the applicable years to our Named Executive Officers is presented in the Summary Compensation Table.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

John Kelley (Chair)

Sandra Panem, Ph.D.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned in 2020, 2021, and 2022 by our Chief Executive Officer, our two other most highly paid executive officers serving as of December 31, 2022 and one former executive officer who would have been among the two other most highly paid executive officers had she been serving in such capacity as of December 31, 2022. We refer to the four individuals listed in the table below collectively as our “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Ron Cohen, M.D.	2022	$625,000	$—		$—	$—	$350,000	$9,150	$984,150
President and Chief Executive Officer	2021	743,123	—		182,410	252,672	459,499	8,700	1,646,404
	2020	795,675	—		—	—	700,194	8,550	1,504,419
Kerry Clem	2022	415,000	—		—	—	168,075	9,150	592,225
Chief Commercial Officer	2021	415,000	—		69,976	—	168,698	8,700	662,374
	2020	399,800	—		—	4,999	190,434	8,550	603,783
Michael Gesser (4)	2022	450,000	—		—	—	—	9,150	459,150
Chief Finance Officer and Treasurer	2021	56,250	—		—	220,672	27,962	—	304,884
Lauren Sabella (5)	2022	366,000	—		—	—	155,124	9,150	530,274
Former Chief Operating Officer	2021	488,000	244,000	(6)	69,976	—	—	8,700	810,676
	2020	488,000	—		—	—	262,056	8,550	758,606

(1)
Amounts reported in this column represent the aggregate grant date fair value for all stock awards (including restricted stock units) or option awards granted during the years shown, in accordance with FASB Accounting Standards Codification (ASC) Topic 718. The method and assumptions used to calculate the value of the stock awards and option awards granted to our Named Executive Officers are discussed in Note 7 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 15, 2023. Our Named Executive Officers did not receive any equity awards in 2022 or 2020.
(2)
Amounts reported in this column include variable annual year-end cash payouts to our Named Executive Officers under our non-equity incentive compensation plan. However, as described in Note 6 below, for our 2021 non-equity incentive plan, payment to Ms. Sabella is reported in the “Bonus” column because we entered into an agreement to pay her fixed target amount for 2021 rather than based on performance.
(3)
Unless otherwise indicated, amounts reported in this column represent the employer 401(k) matching contribution as discussed in Note 17 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 15, 2023. For each dollar an employee invests up to 6% of their earnings, the Company contributes an additional 50 cents into the funds, subject to IRS annual limits.
(4)
Mr. Gesser was appointed as Chief Financial Officer effective November 8, 2021.
(5)
Ms. Sabella resigned from her position as Chief Operating Officer effective September 30, 2022.
(6)
2021 non-equity incentive compensation payment in March 2022, representing 100% of Ms. Sabella’s 2021 non-equity incentive compensation payout target. The Company agreed to pay this target amount to Ms. Sabella, without regard to Company or individual performance, pursuant to a January 6, 2022 amendment to her employment agreement as an inducement to her continued employment with the Company.

Outstanding Equity Awards at December 31, 2022

The following table provides information regarding outstanding equity awards held by each of our Named Executive Officers as of December 31, 2022.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
Ron Cohen, M.D.	21,250	—		182.76	3/6/2023	—	$—
President and Chief Executive Officer	16,799	—		236.28	3/5/2024	—	—
	15,668	—		214.44	3/4/2025	—	—
	11,455	—		213.18	3/2/2026	—	—
	4,984	—		164.85	3/1/2027	—	—
	6,673	447	(1)	81.06	3/8/2029	—	—
	36,417	—		14.46	11/7/2029	—	—
	24,993	75,007	(2)	3.64	11/12/2031	—	—

Kerry Clem	3,543	—		182.76	3/6/2023	—	—
Chief Commercial Officer	3,543	—		236.28	3/5/2024	—	—
	3,188	—		214.44	3/4/2025	—	—
	2,159	—		213.18	3/2/2026	—	—
	1,250	—		164.85	3/1/2027	—	—
	1,967	—		146.10	3/1/2028	—	—
	1,723	111	(1)	81.06	3/8/2029	—	—
	9,168	—		14.46	11/7/2029	—	—
	1,405	1,096	(3)	3.16	9/1/2030	—	—

Michael Gesser	21,250	63,750	(4)	3.74	11/8/2031	—	—
Chief Finance Officer and Treasurer

Lauren Sabella	6,706	—		182.76	3/6/2023	—	—
Former Chief Operating Officer	5,668	—		236.28	3/5/2024	—	—
	5,972	—		214.44	3/4/2025	—	—
	4,558	—		213.18	3/2/2026	—	—
	1,834	—		164.85	3/1/2027	—	—
	6,771	—		99.00	5/1/2027	—	—
	2,198	—		81.06	3/8/2029	—	—
	13,334	—		14.46	11/7/2029	—	—

(1)
These stock options represent the unvested portion of awards that were granted in 2019 as part of our annual equity award program. These stock options vest in equal quarterly installments over four years, beginning on January 1, 2019, with the first quarterly installment vesting on April 1, 2019.
(2)
These stock options represent the unvested portion of an award that was granted to Dr. Cohen in November 2021 in light of the value of Dr. Cohen’s then-outstanding equity awards and also reductions to Dr. Cohen’s compensation implemented in connection with a 2021 corporate restructuring. These awards are further described above in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
These stock options represent the unvested portion of awards that were granted in 2010 as part of Mr. Clem’s promotion. These stock options vest in equal quarterly installments over four years, beginning on September 1, 2020, with the first quarterly installment vesting on December 1, 2020.
(4)
These stock options represent the unvested portion of awards that were granted in 2021 as part of Mr. Gesser’s new hire options under the 2016 Inducement Plan. Twenty-five percent of the shares subject to the options vested on November 8, 2022. The balance of the shares vest in equal quarterly installments over the three years thereafter.

2022 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ron Cohen, M.D.	—	—	1,068	670
President and Chief Executive Officer			5,800	9,686
			11,600	4,617

Kerry Clem	—	—	275	172
Chief Commercial Officer			2,225	3,716
			4,450	1,771

Michael Gesser	—	—	—	—
Chief Finance Officer and Treasurer

Lauren Sabella	—	—	2,225	3,716
Former Chief Operating Officer			4,450	1,771

Named Executive Officer Employment Agreements

As of December 31, 2022, we had employment agreements with Ron Cohen, M.D., our President and Chief Executive Officer, Michael Gesser, our Chief Financial Officer, and Kerry Clem, our Chief Commercial Officer, the terms of which are summarized below.

Ron Cohen, M.D. – President and Chief Executive Officer. We entered into an employment agreement with Ron Cohen, M.D., President and Chief Executive Officer, in 2002, which was most recently amended in 2011, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Dr. Cohen is paid an annual base salary that is subject to annual review by the Board. Dr. Cohen’s agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards, and/or restricted stock awards in an amount approved by the Board based on Dr. Cohen’s individual performance and the achievement of our goals and objectives. Current salary and target bonus information for Dr. Cohen payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Dr. Cohen’s employment agreement expires on January 1, 2023, but the agreement automatically renews for successive one-year terms unless either we or Dr. Cohen give written notice of non-renewal at least 60 days prior to the expiration date of the then-current term. Dr. Cohen’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Michael Gesser – Chief Financial Officer. We entered into an employment agreement with Michael Gesser, Chief Financial Officer, in 2021, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Mr. Gesser is paid an annual base salary that is subject to annual review by the President and Chief Executive Officer and Compensation Committee. Mr. Gesser’s agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards, and/or restricted stock awards in an amount approved by the Board based on Mr. Gesser’s individual performance and the achievement of our goals and objectives. Current salary and target bonus information for Mr. Gesser payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Mr. Gesser’s employment agreement expires on November 8, 2023, but the agreement automatically renews for successive one-year terms unless either we or Mr. Gesser give written notice of non-renewal at least 60 days prior to the expiration date of the then-current term. Mr. Gesser’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements

Kerry Clem – Chief Commercial Officer. We entered into an employment agreement with Kerry Clem, Chief Commercial Officer, in 2020, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Mr. Clem is paid an annual base salary that is subject to annual review by the President and Chief Executive Officer and Compensation Committee. Mr. Clem’s agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards, and/or restricted stock awards in an amount approved by the Board based on Mr. Clem’s individual performance and the achievement of our goals and objectives. Current salary and target bonus information for Mr. Clem payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Mr. Clem’s employment agreement expires on September 1, 2023, but the agreement automatically renews for successive one-year terms unless either we or Mr. Clem give written notice of non-renewal at least 60 days prior to the expiration date of the then-current term. Mr. Clem’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements

Named Executive Officer Severance Agreements

The employment agreements with Ron Cohen, M.D., Michael Gesser, and Kerry Clem, described above under Named Executive Officer Employment Agreements, provide for severance payments and other benefits if their employment terminates under circumstances specified in those agreements. Some of the benefits are greater if termination occurs after a “change in control” of Acorda, as defined in those agreements. The severance and change in control provisions of these agreements are described below.

Ron Cohen, M.D. – President and Chief Executive Officer. Dr. Cohen’s employment agreement provides for severance payments and other benefits if his employment is terminated under circumstances specified in the agreement. Pursuant to Dr. Cohen’s employment agreement, if we terminate his employment without cause, or if Dr. Cohen voluntarily terminates his employment for good reason, among other things:

•
We are obligated to make a severance payment to Dr. Cohen equal to his annual base salary for a 24-month severance period and to make COBRA premium payments for Dr. Cohen and his spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan).
•
We are obligated to pay Dr. Cohen a bonus equal to the last annual bonus he received, prorated based on the number of days in the calendar year elapsed as of the termination date. If the termination occurs following a “change in control” (as defined in the employment agreement), the bonus is increased to an amount equal to two (2) times the larger of (i) the last annual bonus he received, and (ii) his target annual bonus for the calendar year in which the termination occurs.
•
The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment.
•
All of his options, stock appreciation rights awards, and restricted stock awards would become immediately vested, and his vested options and stock appreciation rights awards would remain exercisable for 48 months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10-year term limit of the awards.

If Dr. Cohen’s employment terminates for death or disability (as defined in his employment agreement), we are obligated to pay his base salary for three months and his COBRA premiums for Dr. Cohen and his spouse and dependents for the COBRA coverage period. The three-month salary amount would be paid, in case of death, within thirty days after death and, in case of disability, in a lump sum in the seventh month after termination. In either such event, 65% of his unvested stock options, stock appreciation rights awards, and restricted stock awards will become immediately vested, and his vested options and stock appreciation rights awards will remain exercisable for 48 months following such termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10-year term limit of the awards.

Upon the occurrence of a “change in control” (as defined in Dr. Cohen’s employment agreement), not less than 65% of his outstanding and unvested stock options will become immediately vested. If Dr. Cohen voluntarily terminates his employment without good reason following a change in control: we are obligated to make severance payments equal to 12 months’ annual base salary and COBRA premium payments for Dr. Cohen and his spouse and dependents for the severance period (unless coverage is obtained under another employer’s health plan); he is entitled to receive a bonus equal to the last annual bonus he received, prorated based on the number of days in the calendar year elapsed as of the termination date; and 65% of his unvested stock option and restricted stock awards will become immediately vested. The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment. All vested options and stock appreciation rights will remain exercisable for 48 months following termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the ten-year term limit of the awards.

Under Dr. Cohen’s employment agreement, “cause” is defined to include specified acts of malfeasance committed by Dr. Cohen, but only after the Board has notified him of the malfeasance and he is given an opportunity to cure the particular situation, if cure is possible. These acts include gross negligence; willful misconduct or fraud, in connection with performance of his duties to the Company; material breach of his employment agreement; or commission of an unlawful act that would have a material adverse effect on his performance of his duties or our reputation. “Good reason” is defined to include specified adverse changes in circumstances involving Dr. Cohen’s employment, but only after he has given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities, a change that results in Dr. Cohen no longer reporting to the Board, a material change in work location, and our material breach of Dr. Cohen’s employment agreement.

During the term of his employment agreement Dr. Cohen is subject to non-competition, non-solicitation, and confidentiality covenants specified in the agreement, and following his termination of employment, Dr. Cohen will remain subject to these covenants for one year in the case of non-competition and non-solicitation and five years in the case of confidentiality.

Michael Gesser – Chief Financial Officer. Mr. Gesser’s employment agreement provides for severance payments and other benefits if his employment is terminated under circumstances specified in the agreement. Pursuant to Mr. Gesser’s employment agreement, if we terminate his employment without cause, or if Mr. Gesser voluntarily terminates his employment for good reason, among other things:

•
We are obligated to continue to pay Mr. Gesser his annual base salary for a 12-month severance period, and to make COBRA premium payments for Mr. Gesser and his spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan).
•
We are obligated to pay Mr. Gesser a bonus equal to an amount equal to his target annual bonus for the calendar year in which the termination occurs.
•
The bonus amount would be paid in a lump sum in the month after termination.
•
All of his unvested options, stock appreciation rights awards, and restricted stock awards would be cancelled on the date of termination, and his vested options and stock appreciation rights awards would remain exercisable for 12-months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10-year term limit of the awards.

If Mr. Gesser’s employment is terminated without cause, or if Mr. Gesser voluntarily terminates his employment for good reason following the occurrence of a “change in control” (as defined in Mr. Gesser’s employment agreement) within the first 18-months of the change in control, among other things:

•
We are obligated to make a severance payment to Mr. Gesser equal to his annual base salary for a 24-month severance period and to make COBRA premium payments for Mr. Gesser and his spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan).
•
We are obligated to pay Mr. Gesser a bonus equal to an amount equal to two (2) times his target annual bonus for the calendar year in which the termination occurs.
•
The severance and bonus amounts would be paid in a lump sum in the month after termination, and Mr. Gesser would be entitled to the severance without regard to any subsequent employment.
•
All of his options, stock appreciation rights awards, and restricted stock awards would become immediately vested, and his vested options and stock appreciation rights awards would remain exercisable for 18 months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10-year term limit of the awards.

Under Mr. Gesser’s employment agreement, “cause” is defined to include specified acts of malfeasance committed by Mr. Gesser. These acts include gross negligence; willful misconduct or fraud, in connection with performance of his duties to the Company; material breach of his employment agreement; or commission of an act of moral turpitude, theft, dishonesty, or insubordination. “Good reason” is defined to include specified adverse changes in circumstances involving Mr. Gesser’s employment, but only after he has given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities, a material diminution in the authority, duties, or responsibilities of Mr. Gesser’s supervisor, a material diminution in the budget he oversees, a material change in work location, and our material breach of Mr. Gesser’s employment agreement.

During the term of his employment agreement Mr. Gesser is subject to non-competition, non-solicitation, and confidentiality covenants specified in the agreement, and following his termination of employment, Mr. Gesser will remain subject to these covenants for one year in the case of non-competition and non-solicitation and five years in the case of confidentiality.

Kerry Clem – Chief Commercial Officer. Mr. Clem’s employment agreement provides for severance payments and other benefits if his employment is terminated under circumstances specified in the agreement. Pursuant to Mr. Clem’s employment agreement, if we terminate his employment without cause, or if Mr. Clem voluntarily terminates his employment for good reason, among other things:

•
We are obligated to continue to pay Mr. Clem his annual base salary for a 12-month severance period, and to make COBRA premium payments for Mr. Clem and his spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan).
•
We are obligated to pay Mr. Clem a bonus equal to an amount equal to his target annual bonus for the calendar year in which the termination occurs.
•
The bonus amount would be paid in a lump sum in the month after termination.
•
All of his unvested options, stock appreciation rights awards, and restricted stock awards would be cancelled on the date of termination, and his vested options and stock appreciation rights awards would remain exercisable for 90 days following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10-year term limit of the awards.

If Mr. Clem’s employment is terminated without cause, or if Mr. Clem voluntarily terminates his employment for good reason following the occurrence of a “change in control” (as defined in Mr. Clem’s employment agreement) within the first 18-months of the change in control, among other things:

•
We are obligated to make a severance payment to Mr. Clem equal to his annual base salary for a 24-month severance period and to make COBRA premium payments for Mr. Clem and his spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan).
•
We are obligated to pay Mr. Clem a bonus equal to an amount equal to two (2) times his target annual bonus for the calendar year in which the termination occurs.
•
The severance and bonus amounts would be paid in a lump sum in the month after termination, and Mr. Clem would be entitled to the severance without regard to any subsequent employment.
•
All of his options, stock appreciation rights awards, and restricted stock awards would become immediately vested, and his vested options and stock appreciation rights awards would remain exercisable for 18 months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10-year term limit of the awards.

Under Mr. Clem’s employment agreement, “cause” is defined to include specified acts of malfeasance committed by Mr. Clem. These acts include gross negligence; willful misconduct or fraud, in connection with performance of his duties to the Company; material breach of his employment agreement; or commission of an act of moral turpitude, theft, dishonesty, or insubordination. “Good reason” is defined to include specified adverse changes in circumstances involving Mr. Clem’s employment, but only after he has given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities, a material diminution in the authority, duties, or responsibilities of Mr. Clem’s supervisor, a material diminution in the budget he oversees, a material change in work location, and our material breach of Mr. Clem’s employment agreement.

During the term of his employment agreement Mr. Clem is subject to non-competition, non-solicitation, and confidentiality covenants specified in the agreement, and following his termination of employment, Mr. Clem will remain subject to these covenants for one year in the case of non-competition and non-solicitation and five years in the case of confidentiality.

Potential Payments Upon Termination or Change in Control

The following table and summary set forth potential payments payable to those Named Executive Officers who are eligible for such payments upon termination of employment or a change in control. The table below reflects amounts payable to such Named Executive Officers assuming their employment was terminated as of December 31, 2022.

Name and Principal Position	Benefit	Termination Without Cause or Voluntary Termination by Executive With Good Reason		Voluntary Termination by Executive Without Good Reason Following a Change in Control		Termination Without Cause or Voluntary Termination by Executive With Good Reason Following a Change in Control
Ron Cohen, M.D.	Salary	$1,250,000		$625,000		$1,250,000
President and Chief Executive Officer	Non-equity incentive compensation	350,000		350,000		700,000
	Accrued paid time off (1)	444,712		444,712		444,712
	Option and award acceleration (2) (3)	—		—		—
	Benefits continuation (4)	83,798	(5)	41,899	(5)	83,798	(5)
	Total value:	2,128,510		1,461,611		2,478,510
Kerry Clem	Salary	415,000		—		830,000
Chief Commercial Officer	Non-equity incentive compensation	207,500		—		415,000
	Accrued paid time off (1)	15,962		—		15,962
	Option and award acceleration (2)	—		—		—
	Benefits continuation (4)	41,899	(5)	—		83,798	(5)
	Total value:	680,361		—		1,344,760
Michael Gesser	Salary	450,000		—		900,000
Chief Finance Officer and Treasurer	Non-equity incentive compensation	225,000		—		450,000
	Accrued paid time off (1)	17,308		—		17,308
	Option and award acceleration (2)	—		—		—
	Benefits continuation (4)	29,315	(5)	—		58,630	(5)
	Total value:	721,623		—		1,425,938

(1)
Generally, employees are paid accrued paid time off regardless of the circumstances of their separation from the Company, and including the circumstances described in this table.
(2)
Amounts in the table reflect the value of accelerated stock options calculated based on the difference between the exercise price of the stock options and the closing sale price of common stock reported on the Nasdaq Global Select Market on December 30, 2022, the last trading day in 2022. All options with an exercise price less than the closing price on that date are assigned zero value. No amounts were reflected in the acceleration of restricted stock awards and restricted stock unit awards as there were no awards vesting in 2022.
(3)
As further described above under Named Executive Officer Severance Agreements, Dr. Cohen is entitled to a specified minimum acceleration of the vesting of his equity awards upon a change in control regardless of termination, with the acceleration being potentially 100% depending on the circumstances.
(4)
Amounts in the table represent our COBRA benefit continuation rates, which are the rates established for terminated employees to continue medical coverage. We note that Acorda uses a self-funded health benefit plan, and therefore our cost to provide these continued COBRA benefits may differ from the COBRA benefit continuation rates reflected in the table.
(5)
As further described above under Named Executive Officer Severance Agreements, the full benefit may not be received because COBRA benefits coverage terminates when an individual obtains coverage under another employer’s health plan.

Other Compensation

All of our executives are eligible to participate in our health and welfare benefit plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We may cover relocation-related expenses for individual employees, including in some cases executive officers, where warranted due to individual circumstances. Also, for our executive officers who reside a substantial distance from our corporate offices, we may cover the costs associated with their occasional travel to our corporate offices. We did not cover relocation-related expenses for any executive officers in 2022, but we did cover expenses related to certain officers’ occasional business travel from their homes to our corporate offices. We have no current plans to make changes to the levels of benefits and perquisites provided to executives.

Compensation and Risk

We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on us. Our compensation policies reflect a balanced approach using both quantitative and qualitative assessments of performance without unduly emphasizing any particular performance measure. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The compensation of our executive officers and other employees consists of annual base salary, annual non-equity incentive compensation, and equity awards. Base salaries do not encourage risk taking because their amount is fixed. An executive officer’s annual non-equity incentive compensation payout is substantially (80%) based on Company performance criteria (100% in the case of Ron Cohen, M.D., our President and Chief Executive Officer). The Company operates as one unit, and there are no separate business unit incentives. We believe the annual non-equity incentive compensation program appropriately balances risk and our desire to focus employees on annual goals is important to our success. Also, our executive officers are typically paid a significant portion of their compensation in the form of equity awards that align the interests of our officers with the interests of our stockholders. We believe these equity awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the market performance of the Company’s stock, vesting either over a specified time period or based on achievement of important milestones. Our compensation and governance-related policies are enhanced by our clawback policy, as well as a policy prohibiting hedging and pledging of our securities by our directors and officers, including our Named Executive Officers, and employees, described in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During 2022, John Kelley and Sandra Panem, Ph.D. served as members of the Compensation Committee. No member of the Compensation Committee is or has been an officer or employee of the Company. None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer has served as a member of the Board or Compensation Committee.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we have calculated the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2022, the principal executive officer of Acorda was our President and Chief Executive Officer, Dr. Ron Cohen. For 2022, the annual total compensation of Dr. Cohen was $984,150 and the annual total compensation of our median employee was $218,380 resulting in a pay ratio of approximately 5:1.

We identified the median employee as of December 31, 2022 by (i) aggregating for each applicable employee (A) annual base pay as reported in Form W-2 for permanent employees (or hourly rate multiplied by 2022 annual work schedule, for hourly employees), (B) overtime received during 2022, (C) the bonus or commissions awarded for 2022 performance, and (D) the estimated grant date fair value for all employee equity grants in 2022, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees of Acorda, excluding Dr. Cohen. As of December 31, 2022, we had 108 employees other than Dr. Cohen, all of whom were included in our pay ratio analysis.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

The following table provides information regarding certain vested and unvested equity awards held by each of our Named Executive Officers as of December 31, 2022.

Pay Versus Performance

The following disclosure is required by SEC rules but is not reflective of how we or the Compensation Committee determine executive compensation. For a discussion of how the Company manages its executive compensation structure and philosophy, including alignment with Company performance, see the Compensation Discussion and Analysis above. The use of the term “compensation actually paid” is required by the SEC’s rules but does not reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, “compensation actually paid” was calculated by adjusting the total values for the applicable year from the Summary Compensation Table above, as further described in the footnotes to the following table.

The following table provides information regarding compensation actually paid to our principal executive officer, or PEO, and other NEOs for each year from 2021 to 2022, compared to our total shareholder return (TSR) from December 31, 2020 through the end of each such year, and our net income for each such year.

Year (a)(1)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (d)(1)	Average Compensation Actually Paid to Non-PEO NEOs (e)(2)(4)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (f)(5)	Net Income (in thousands) (g)(6)
2022	$984,150	$872,292	$527,216	$488,366	$18.52	$(65,916)
2021	$1,646,404	$1,518,931	$1,122,301	$1,099,207	$57.72	$(103,954)

(1)
Ron Cohen, M.D. served as our PEO in each year shown. The Other NEOs reflected in column (d) and (e) represent the following individuals for each of the years shown:

2022--Michael Gesser, Kerry Clem, and Lauren Sabella

2021--Burkhard Blank, M.D. and Lauren Sabella

Biographical information for each of these individuals and their positions can be found above, or in the proxy statement for the year upon which compensation was reported, under the heading “Information Concerning Executive Officers.”

(2)
Compensation Actually Paid reflects the total compensation reported in the Summary Compensation Table for the applicable year adjusted to include or exclude the amounts shown in the tables below for our PEO and other NEOs, as applicable.
(3)
The amounts set forth in column (c) are calculated as follows:

	2021	2022
Summary Compensation Table Total (a)	$1,646,404	$984,150
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year (b)	(435,082)	-
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year (c)	176,442	-
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years (c)	(2,927)	(81,830)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year (c)	123,772	-
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (c)	10,322	(30,028)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	-	-
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	-	-
Compensation Actually Paid	$1,518,931	$872,292
a)
We do not offer these programs and therefore have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.
b)
The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
c)
In accordance with SEC rules, the fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. The assumptions used for determining the fair values shown in this table do not differ materially from those used to determine the fair values disclosed as of the grant date of such awards.
(4)
The amounts set forth in this column (e) reflect the average of compensation actually paid for our NEOs other than our PEO and are calculated as follows:

	2021	2022
Summary Compensation Table Total (a)	$1,122,301	$527,216
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year (b)	(69,976)	-
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year (c)	10,636	-
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years (c)	(1,034)	(23,373)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year (c)	33,486	-
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (c)	3,794	(15,454)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	-	(23)
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	-	-
Compensation Actually Paid	$1,099,207	$488,366
a)
We do not offer these programs and therefore have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.

b)
The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
c)
In accordance with SEC rules, the fair values of unvested and outstanding equity awards to our NEOs were recalculated as of the end of each fiscal year, and as of each vesting date, during the applicable year set forth in the table above. The assumptions used for determining the fair values shown in this table do not differ materially from those used to determine the fair values disclosed as of the grant date of such awards.
(5)
Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported until the last day of each reported fiscal year.
(6)
Amounts reflect net income as reported in our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

Description of Relationships Between Compensation Actually Paid and Performance

As described in more detail in the Compensation Discussion and Analysis section in this proxy statement, a substantial portion of our executive compensation program is variable and at risk based on operational, financial, strategic and other measures. While we use several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the table above. As noted in Compensation Discussion and Analysis, stock-based compensation forms a significant portion of our compensation program. As a result, the change in fair value of equity awards during the year, which is impacted by our share price performance, is the most significant difference between the Compensation Actually Paid column above and the totals reported in the Summary Compensation Table.

The graphs below describe, in a manner compliant with SEC rules, the relationship between Compensation Actually Paid and the individual performance measures shown.

Compensation Actually Paid (CAP) and Company Total Shareholder Return (TSR)

The amount of compensation actually paid is generally aligned with the Company’s TSR over the periods presented in the table above because a significant portion of the compensation actually paid is comprised of equity awards.

Compensation Actually Paid and Net Income

The Company’s net income has increased while the compensation actually paid has decreased for the periods presented due to other performance target measures as described more fully in Compensation Discussion and Analysis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2022, we did not engage in any transactions with our directors or executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of these persons. In addition, neither Mr. Burns, nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported as a related party transaction.

The Board has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of “related party transactions.” “Related party transaction” refers to any transaction, arrangement or relationship (except as noted below) in which we or our subsidiaries are a participant, where the amount involved is expected to exceed $10,000, and in which any of the following has a direct or indirect interest: any director or director nominee, executive officer, beneficial owner of more than 5% of our common stock or their immediate family members, or any entity in which any of the foregoing is employed, is a general partner or principal, owns beneficially more than 5% or, in the case of a non-profit organization, has a substantial relationship. Related party transactions exclude (i) compensation of directors and executive officers that is required to be disclosed in our SEC filings, (ii) certain transactions below a defined threshold with entities in which the related party is not an executive officer and does not beneficially own at least 10%, (iii) transactions in which the related party’s benefit is solely due to stock ownership and is proportionate to other stockholders, and (iv) certain charitable contributions below a defined threshold.

The Audit Committee is responsible for the review and, as applicable, approval or ratification of all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party and the extent of the related party’s interest in the transaction.

If the Audit Committee decides not to approve a transaction, the Committee will notify the President and Chief Executive Officer and the General Counsel, who will ensure that the transaction is not entered into unless the concerns expressed by the Audit Committee are addressed to its satisfaction. If the Audit Committee decides not to ratify a transaction, it will also notify the President and Chief Executive Officer and the General Counsel and provide its recommendation for how to address such transaction (including if necessary and possible, terminating the transaction), and such officers will implement the Audit Committee’s decision.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Appointment of Ernst & Young LLP

The Audit Committee appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance.

The affirmative vote of a majority of the votes cast by the holders of all of the shares present in person or by proxy and voting at the 2023 Annual Meeting is required to ratify the selection of Ernst & Young LLP. Abstentions are not counted as votes “for” or “against” this proposal.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the 2023 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL TWO.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Ernst & Young LLP for 2022 and 2021 in connection with audit and other services rendered during the past two fiscal years.

Type of Fee	2022	2021
Audit Fees (1)	$1,724,000	$1,690,250
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	999,181	—
Total Fees for Services Provided	$2,723,181	$1,690,250
(1)
Audit fees represent fees for professional services rendered for the audit of our financial statements, audit of internal control over financial reporting, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings.
(2)
Audit-related fees principally include fees for audit and attest services that are not required by statute or regulation.
(3)
Includes fees for tax services, including tax compliance, tax advice and tax planning.
(4)
Includes fees for strategic advisory services.

Pre-approval Policies and Procedures

The Audit Committee Charter provides that the Audit Committee must pre-approve all services provided to the Company by the independent registered public accounting firm in accordance with the Company’s pre-approval policy established by the Committee. All of the fees in the above table were approved by the Audit Committee.

The Company’s pre-approval policy requires that the Audit Committee pre-approve all audit, audit-related and non-audit services performed by our independent registered public accounting firm, subject to limited exceptions. Under the policy, the annual audit engagement and the fees to be paid therefore must be specifically pre-approved. Certain other specified audit services, which are those services that only the auditor can reasonably provide, are pre-approved under the policy. All other audit services must be pre-approved by the Audit Committee.

Under the policy, audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the registered public accounting firm. Certain specified audit-related services are pre-approved under the policy, because the Audit Committee believes that the provision of these audit-related services does not impair the independence of the registered public accounting firm. All other audit-related services must be pre-approved by the Audit Committee.

The policy also allows the Audit Committee to grant general pre-approvals for non-audit services that it believes are routine and recurring services that would not impair the independence of the registered public accounting firm. Certain specified tax services are deemed to be approved under the policy, and the policy also lists certain prohibited non-audit services.

Certain non-audit services are exempt from the pre-approval requirements of the policy. The exemption applies if these services (a) do not exceed, in the aggregate, 5% of the fees paid to the registered public accounting firm in any fiscal year, (b) were not recognized as non-audit services at the time of the engagement, and (c) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to: (1) the Company’s accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company’s financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company’s independent registered public accounting firm and the independent audit.

The Audit Committee members include Mr. Randall, Dr. Jensen, and Mr. Varian, each of whom has been determined independent by the Board. In addition, based upon their background and experience, Messrs. Randall and Varian qualify as audit committee financial experts. The Board has adopted a written charter for the Audit Committee, which can be viewed on the Company’s website at www.acorda.com, under “Investors – Corporate Governance – Committee Charters.”

Ernst & Young LLP was the principal accountant engaged to audit the financial statements of the Company for the year ended December 31, 2022. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee discussed with Ernst & Young LLP the firm’s independence, and received from Ernst & Young LLP the written disclosures and the letter concerning independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), including the scope of Ernst & Yong LLP's audit, the Company’s critical accounting policies and estimates, new accounting guidance and the critical audit matters addressed during the audit. Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter concerning independence required by PCAOB standards and the Audit Committee has discussed with Ernst & Young the latter’s independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Respectfully submitted,

Lorin J. Randall (Chair)

Peder K. Jensen, M.D.

John Varian

PROPOSAL THREE:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking you to vote, on an advisory basis, to approve the compensation of the Named Executive Officers, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC. We hold these so-called “say-on-pay” votes annually pursuant to Rule 14a-21 under Section 14A of the Exchange Act.

Before you vote on this proposal, we strongly encourage you to read the Compensation Discussion and Analysis and the executive compensation information (including the compensation tables and the accompanying footnotes and narrative) set forth earlier in this Proxy Statement. As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that is designed to tie annual and long-term compensation to the achievement of established goals and to align executives’ incentives with the creation of value for our stockholders. Our compensation program is also designed to attract and retain highly talented, qualified executives who are dedicated to our mission and culture. We believe our compensation philosophy and objectives support our business strategy and align the interests of our executives and our stockholders. We also believe that our compensation program does not encourage excessive risk-taking by management. We recommend that you vote “FOR” the following resolution at the 2023 Annual Meeting:

RESOLVED, that the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, is hereby approved.

For these reasons, the Board is asking stockholders to support this proposal. This is an advisory vote and the results will not be binding. However, we, the Board, and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when making future decisions on the compensation of our Named Executive Officers and on our executive compensation principles, policies, and procedures. If a quorum is present, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL THREE.

PROPOSAL FOUR:

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

In Proposal Three above, we are giving the stockholders the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers. This advisory vote is commonly referred to as a “say-on-pay” vote. In this Proposal Four, we are asking you to vote, on an advisory basis, on the frequency of future say-on-pay votes. You will be able to cast your vote to hold future advisory say-on-pay votes every one year, every two years, or every three years. Alternatively, you may abstain from casting a vote.

The Board has determined that continuing to hold an advisory vote on executive compensation annually is the most appropriate policy for the Company at this time. Holding an annual say-on-pay vote is a meaningful and effective way to gather feedback from stockholders on the Company’s compensation principles, policies, and procedures. An annual vote also furthers the Company’s commitment to maintaining high standards of corporate governance. Under Exchange Act Rule 14a-21, the Company must conduct an advisory vote regarding the frequency of future say-on-pay votes at least every six years. The Company most recently conducted an advisory vote regarding the frequency of say-on-pay votes at the 2017 Annual Meeting, at which approximately 85% of votes were cast in favor of conducting annual say-on-pay votes.

The results of this advisory vote will not be binding on the Board. However, our Board will review the results of the vote and take them into account in making a determination concerning the frequency of future say-on-pay votes. The Board reserves the right to make a determination different from the results of the vote, and the results of the vote will not overrule any decision by the Board or require the Board to take any action.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2023 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2023 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about shares of our common stock that may be issued under our 2006 Plan, our 2015 Plan, our 2016 Inducement Plan, and our 2019 Employee Stock Purchase Plan (“2019 ESPP”). Information in the table is as of December 31, 2022.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (1) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	855,664	(2)	$92.76	2,745,916	(4)
Equity compensation plans not approved by stockholders	170,000	(3)	$3.74	—	(5)
Total	1,025,664		$78.00	2,745,916

(1)
The weighted-average exercise prices disclosed in this column do not take into account the restricted stock unit awards that are reflected in column (a) and described in Note (2) to column (a). Restricted stock unit awards vest and settle into shares of Company common stock if and when specified conditions are achieved without the payment of any exercise price by the recipient of such awards.

(2)
This number includes 211,293 shares of our common stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2006 Employee Plan, 644,371 shares of our common stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2015 Plan, and there are no shares of our common stock that were issuable as of the date of the table upon the vesting and settlement of restricted stock units outstanding under our 2015 Plan.
(3)
These are shares of our common stock that are issuable as of the date of the table upon the exercise of stock options outstanding under our 2016 Inducement Plan. These stock options were issued to certain executive officers as a material inducement to their accepting employment with the Company.
(4)
This number includes, as of the date of the table, 2,495,916 shares available for issuance under our 2015 Plan and 250,000 shares available for issuance under our 2019 ESPP. The 2015 Plan serves as the successor to the Company’s 2006 Plan, as amended, and no further option or stock grants were made under the 2006 Plan after the effective date of the 2015 Plan. We have not yet implemented the 2019 ESPP and accordingly no shares of common stock have been offered or issued under the plan since it was authorized.
(5)
Information in this row relates to our 2016 Inducement Plan. Awards may be granted under the 2016 Inducement Plan only to a person who either (a) has never been an employee or director of the Company, or (b) has a bona fide period of non-employment with the Company, and the award must be an inducement material to the individual entering employment with the Company. The Compensation Committee of the Board could authorize the issuance of additional equity awards under this plan that meet the eligibility requirements of the plan, and there is no stated limit on the number of such eligible awards, but has not done so as of the date of this Proxy Statement.

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, annual reports, notices of annual meeting, and internet availability with respect to two or more stockholders sharing the same address by delivering a single set of these materials addressed to those stockholders.

Stockholders residing in the same household who hold their shares through a broker may receive only one Notice of Annual Meeting and Internet Availability (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker. If you would like to receive a separate copy of this year’s Proxy Statement, Annual Report, or Notice of Annual Meeting and Internet Availability, please contact our communications department at our principal executive office, telephone number (914) 347-4300, and we will promptly deliver the requested materials.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors, and Other Business of Stockholders

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2024 Annual Meeting of Stockholders, by submitting their proposals to us no later than December 29, 2023. Any proposal so submitted must comply with the rules and eligibility requirements of the SEC.

If you want to nominate a director or make a proposal for consideration at next year’s annual meeting, other than a proposal submitted for inclusion in our proxy statement as described above, you must comply with the current advance notice provisions and other requirements set forth in our Bylaws and, if you want to nominate a director, you must comply with the additional notice requirements set forth in Rule 14a-19 under the Exchange Act. Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than February 23, 2024 and no later than March 24, 2024, unless the date of the 2023 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2023 Annual Meeting.

Our Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board or to introduce a matter of business at an annual meeting of stockholders. A stockholder nominating a director candidate or introducing a matter of business must be a stockholder of record on the date of the giving of the nomination or matter of business and on the record date for the determination of stockholders entitled to vote at the relevant meeting. Additionally, notice of a director nomination or matter of business must include the content required by Sections 1.10(b) and 1.11(b), respectively, of our Bylaws.

We will have discretionary authority to vote on any stockholder proposals presented at our 2024 Annual Meeting of Stockholders that do not comply with the notice and other requirements as described above.

The chairman of our annual meetings has the power to determine whether a nomination or other business is properly brought before an annual meeting. The chairman of such meetings may refuse to allow the nomination of any person or the transaction of any business not in compliance with the requirements described above.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2022, is enclosed or being made available with this Proxy Statement. We filed our Annual Report on Form 10-K with the SEC on March 15, 2023. Stockholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements, without charge, by writing to our communications department at our principal executive office. Our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.acorda.com, under “Investors – SEC Filings.” We will also furnish any exhibit to our Annual Report on Form 10-K, if specifically requested.

Please submit your proxy whether or not you plan to attend the 2023 Annual Meeting.

By the Order of the Board of Directors,
/s/ Neil S. Belloff
Neil S. Belloff General Counsel and Corporate Secretary

ACORDA THEARPEUTICS SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V10934-P91483 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY ACORDA THERAPEUTICS, INC The Board of Directors recommends you vote FOR ALL of the following:For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. To elect two directors as Class III directors for a term expiring at the 2026 Annual Meeting of Stockholders.Nominees: 01) Ron Cohen, M.D., Class III director 02) Thomas Burns, Class III director The Board of Directors recommends you vote FOR Proposals 2 and 3 and every 1 YEAR on Proposal 4 For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2023. 3. An advisory vote to approve named executive officer compensation, referred to as “say-on-pay.”1 Year 2 Years 3 Years Abstain 4. To approve, on an advisory basis, the frequency of advisory votes on executive compensation, referred to as “say-on-pay frequency.” NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.Yes No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.V10935-P91483 ACORDA THERAPEUTICS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 22, 2023 The undersigned stockholder of Acorda Therapeutics, Inc. (the "Company") hereby constitutes and appoints Ron Cohen and Neil Belloff their true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Pearl River, 500 Veterans Memorial Drive, Pearl River, New York 10965 at 9:00 a.m., Eastern Time, on June 22, 2023 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL of the nominees for the Board of Directors listed in Proposal 1 and FOR Proposals 2 and 3 and every 1 YEAR for proposal 4, in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side